Exhibit 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the or this "Agreement") is made and entered into as of January 27, 2004 by and between FOCUS ENHANCEMENTS, INC., a Delaware corporation ("Buyer"), and VISUAL CIRCUITS CORPORATION, a Minnesota corporation ("Seller" or the "Company"). Buyer and Seller are the only Parties to this Agreement and are collectively referred to herein as the "Parties," each a "Party."


                                    RECITALS

         A. Seller's Board of Directors has adopted a plan of liquidation and dissolution (the "Seller's Plan of Liquidation and Dissolution"), which contemplates the wind-up of Seller's business affairs, liquidation or other disposition of its assets, satisfaction or other disposition of its liabilities, dissolution of Seller as a business entity and, upon such dissolution, transfer of Seller's remaining assets to a liquidating trust for the benefit of its stockholders.

         B. Buyer desires to purchase from Seller and Seller desires to sell to Buyer, in a transaction qualifying as a Tax-free sale of assets-for-stock reorganization of Seller under Internal Revenue Code (the "Code") Section 368(a)(1)(C), substantially all of Seller's assets relating to, required for, used in or otherwise constituting Seller's Business (as defined below) in exchange for the assumption of certain liabilities relating to the Business and the issuance of shares of Buyer's Common Stock as provided for herein.

         C. The respective Boards of Directors of each of Buyer and Seller have determined that this Agreement and the transactions contemplated hereby are in furtherance of and consistent with their respective business strategies and in the best interests of their respective stockholders.

         D. Concurrently with the execution and delivery by the Parties of this Agreement, as a material inducement to each of Buyer and Seller to enter into this Agreement, each of David H. Parish, Daniel E. Sullivan and Robert J. McPherson (each, a "Key Employee" and collectively, the "Key Employees") has executed and delivered to Buyer separate employment agreements attached to this Agreement respectively as Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto (the "Employment Agreements"), the effectiveness of which agreements is subject only to the Closing (as defined in Section 2.3 below).

         E. Concurrently with the execution and delivery by the Parties of this Agreement, as a material inducement to each of Buyer and Seller to enter into this Agreement, each of the Key Employees has executed and delivered to Buyer separate non-competition agreements attached to this Agreement respectively as Exhibit B-1, Exhibit B-2 and Exhibit B-3 hereto (the "Non-Competition
Agreements"), the effectiveness of which agreements is subject only to the Closing.

         F. Concurrently with the execution and delivery by the Parties of this Agreement, as a material inducement to each of Buyer and Seller to enter into this Agreement, each of the Key Employees has executed and delivered to Buyer separate confidential information and invention assignment agreements attached to this Agreement respectively as Exhibit C-1, Exhibit C-2

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and Exhibit C-3 hereto (the "Executive  Confidentiality/Invention  Agreements"),
the effectiveness of which agreements is subject only to the Closing.

         G. Concurrently with the execution and delivery by the Parties of this Agreement, as a material inducement to Buyer to enter into this Agreement, each of the Subject Company Shareholders (as defined below) has executed and delivered to Buyer a Voting and Proxy Agreement (the "Voting and Proxy Agreement(s)") with Buyer and Seller attached to this Agreement as Exhibits D-1, D-2, D-3, D-4 and D-5, which become effective on the date hereof.

         H. Concurrently with the execution and delivery of this Agreement, as a material inducement to Buyer and Seller to enter into this Agreement, each of the Technical Transferred Employees (as defined below) has executed and delivered to Buyer, and Buyer has executed and delivered to each of the Technical Transferred Employees, an offer of employment letter (the "Technical Employee Offer Letter(s)") attached to this Agreement as Exhibits E-1, E-2, E-3 and E-4.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals, each of which is incorporated in this Agreement as an essential term hereof, and the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                   ARTICLE 1

            PURCHASE OF ASSETS AND ASSUMPTION OF CERTAIN LIABILITIES

         1.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement and except for the Excluded Assets as defined in Section 1.2, Seller agrees to transfer, convey, assign and deliver to Buyer on the Closing Date (as defined in Section 2.3 below), and Buyer agrees to buy from Seller, free and clear of all encumbrances, all of Seller's right, title and interest in and to all of the following assets wherever situated as of the Closing Date (collectively, the "Acquired Assets") relating to Seller's digital media technology and networking business (the "Business"):

                  1.1.1 all versions of Seller's hardware, software and service products for the Business, which are listed by each such category on
         Schedule 1.1.1 hereto, including all copies of the object code and all copies of all source code for each version of said software and service products, in source code and object code form, from which such software and service products are derived (collectively, the "Products"), and all of Seller's right, title and interest in and to any engineering, product, test and manufacturing documentation or material used in the Business, and any and all know-how, show-how, netlists, schematics, bills of materials, design documentation, or other proprietary Seller or Third Party documentation or software that is related to or used in or proposed to be used in the Business or in connection with the Products (collectively, the "Technology");

                  1.1.2 all of Seller's right, title and interest in and to (i) the copyrights in all versions of the Products, in and to all of the Technology, and in and to the items described in Section 1.1.7 below, whether or not those copyrights are registered, with

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         those   that  are   registered   listed  on   Schedule   1.1.2   hereto
         (collectively,   the  "Transferred  Copyrights"  and  individually,   a
         "Transferred Copyright"), (ii) any and all patents related to the Products, the Business or the Technology, including applications in
         progress,    applications,    provisional    patents,    continuations,
         continuations in part, extensions and counterparts, all of which are listed and described on Schedule 1.1.2 hereto (the "Transferred Patents"), (iii) the trademarks used in the Business as described on
         Schedule 1.1.2 hereto, together with all electronic copies and other master copies of the foregoing (the "Transferred Trademarks"), together with the goodwill associated with those trademarks, and (iv) any and all rights in semiconductor mask-works, trade secrets, and any other intangible rights in and to the Business, the Products or the Technology, including rights to use specific URLs, all of which URLs are listed and described on Schedule 1.1.2 hereto (the "Transferred Domain Names").

                  The Products, the Technology, the Transferred Copyrights, the Transferred Patents, the Transferred Trademarks and the Transferred Domain Names, are referred to collectively herein as the "Transferred Intellectual Property;"

                  1.1.3 all of Seller's past, present and future claims against any Person relating to items included in the Acquired Assets, including, without limitation, all causes in action and unliquidated rights under manufacturers' and vendors' warranties or guarantees, but only to the extent such claims do not relate to any liabilities retained by Seller and not assumed by Buyer;

                  1.1.4  the  current  assets  set  forth  and as  described  in
         Schedule 1.1.4 (the "Acquired Current Assets"), all of which shall be estimated as of the Closing Date pursuant to the preparation and delivery of the Statement of Estimated Closing Net Working Capital (as defined in Section 2.2.1 below);

                  1.1.5 all governmental permits, licenses or approvals owned or held by Seller associated with the ownership, use or operation of the Acquired Assets;

                  1.1.6 all contracts, licenses, instruments or other agreements or rights to use the technology of Third Parties held by Seller relating to the Business as described on Schedule 1.1.6, and all other items used by Seller in connection with the development, manufacture, testing, marketing or sale of the Acquired Assets or relating to the Business, all of which are listed and described in Schedule 1.1.6 and, to the extent transferable, all warranty rights and claims against Third Parties relating to or arising under the Business (together with those contracts, licenses and agreements, which are listed and described in Schedule 1.1.9, the "Assigned Contracts");

                  1.1.7 all drawings, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records relating to the Business, whether written or electronically stored or otherwise recorded;

                  1.1.8 all the tangible property, equipment, and fixed assets of Seller, all of which are listed and described on Schedule 1.1.8, including all personal property, equipment, computers and inventory used in the Business;

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                  1.1.9 any and all maintenance,  product, service, distribution and/or other agreements to provide Products and/or services to Third Parties who are Seller customers, and any other similar agreements, all of which are listed and described in Schedule 1.1.9 (together with those contracts, licenses and agreements described in Section 1.1.6 above, also the "Assigned Contracts");

                  1.1.10 Seller's insurance policies and prepaid premiums (including all rights and interests therein and the proceeds thereof) on the lives of the Key Employees, Transferred Technical Employees and of any Transferred Employees, all of which are listed and described on
         Schedule 1.1.10 (the "Transferred Insurance Policies"); and

                  1.1.11 the right to use and register with any Governmental Body the name(s) "Visual Circuits," "Visual Circuits Corporation" or any variation of "Visual Circuits."

         1.2 Assets and Properties Not to be Transferred. On and after the Closing, Seller shall retain and Buyer shall not acquire the following assets and properties (the "Excluded Assets"):

                  1.2.1 Seller's corporate franchise;

                  1.2.2 Seller's rights arising from, in connection with or incident to the transactions contemplated by this Agreement, including the Collateral Agreements, the Non-Disclosure Agreement Amendment and the Amended Non-Disclosure Agreement;

                  1.2.3 Seller's title and ownership of its bank accounts and brokerage accounts;

                  1.2.4  the  current  assets  set  forth  and as  described  in
         Schedule 1.2.4, all of which shall be estimated as of the Closing Date pursuant to the preparation and delivery of the Statement of Estimated Closing Net Working Capital (the "Excluded Current Assets");

                  1.2.5 those Seller's insurance policies (including all rights and interests therein and proceeds thereof), that are not Transferred Insurance Policies;

                  1.2.6 pension, profit sharing or savings plans and trusts and the assets thereof and any other benefit plan of Seller;

                  1.2.7 Seller's rights, title and interest under the outstanding contracts, agreements, licenses, leases and similar documents or instruments with Third Parties that are not Assigned Contracts, including leasehold improvements under the Minnesota Facility lease;

                  1.2.8 all Tax attributes or credits (including net operating losses) arising from Seller's operation of the Business prior to the Closing Date which do not transfer to Buyer by operation of law, claims, causes of action, interests, rights of rebate and refunds (including Tax refunds) to the extent that each of the foregoing relate to any taxable period (or portion thereof) ending on or before the Closing Date (the "Pre-Closing Tax

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

         Period") relating to or arising out of the foregoing Excluded Assets or arising out of the liabilities to be retained by Seller pursuant to
         Section 1.3 below;

                  1.2.9 the following books and records of the Business:

                           1.2.9.1 copies of: all business records of the Business (including employment records of Key Employees, Technical Transferred Employees and Transferred Employees) and the software embodiments thereof on electronic or magnetic form and all software applications to maintain such business records of the Business; and

                           1.2.9.2   originals   of:  Tax   Returns,   financial
                  statements, employee benefit plans and associated statements and records, stockholder records, records and plans relating to warrants and stock options, banking records and other records evidencing financial borrowing or investment transactions prior to the Closing, personnel records of all current and former Seller Employees that are not Key Employees, Technical Transferred Employees or Transferred Employees, Seller's corporate record book, Seller's insurance policies, all contracts, agreements, licenses, leases
                  (including the lease on the Minnesota Facility) and similar documents and instruments that are not Assigned Contracts, and any records, documents or other instruments arising from, in connection with or incident to an Excluded Asset or an Excluded Liability.

                  1.2.10 any and all rights, claims or actions of Seller against any officer, director, Employee or agent of Seller; and

                  1.2.11 the computer hardware and software presently used by Seller's chief financial officer set forth on Schedule 1.2.11.

         1.3 Limited Assumption of Seller Liabilities; Excluded Liabilities.

                  1.3.1 At and upon the Closing,  Buyer shall assume and perform
         (i) the current liabilities set forth and described in Schedule 1.3.1, all of which shall be estimated as of the Closing Date pursuant to the preparation and delivery of the Statement of Estimated Net Working Capital (the "Assumed Current Liabilities") and obligations of Seller related to the ongoing operations of the Business (the "Current Liabilities") including all warranty work, and (ii) the obligations of Seller under and pursuant to the Assigned Contracts (collectively, the Assumed Current Liabilities and the obligations under and pursuant to the Assigned Contracts are referred to herein as "Assumed Liabilities"). The Assumed Liabilities shall not include any of Seller's lease obligations with respect to Seller's currently leased facilities in Minnesota (the "Minnesota Facility").

                  1.3.2 Buyer shall not assume nor perform any other liabilities or obligations of Seller, except as specifically set forth herein. Except as specifically set forth herein, Buyer shall and does not assume, agree to perform, discharge or indemnify Seller against or otherwise have any liability or obligation which is or was directly or indirectly associated with or related to the Business and/or the Acquired Assets prior to the Closing

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

         Date, including, without limitation, the current liabilities set forth and described in Schedule 1.3.2 (the "Excluded Current Liabilities"), any Taxes, whenever arising, of Seller or any of its affiliates for any period, or relating or attributable to the Acquired Assets or the operation of the Business during the Pre-Closing Tax Period ("Seller's Taxes"), or any Benefits Liabilities (collectively, all of which are referred to as the "Excluded Liabilities").

         1.4 Instruments of Transfer. The sale, assignment, transfer, conveyance and delivery of the Acquired Assets shall be made by such bills of sale, patent and trademark assignment documentation and other recordable instruments of assignment, transfer and conveyance as Buyer shall reasonably request.

         1.5 Sales and Other Taxes. Seller shall be responsible for, and shall pay or cause to be paid, any and all sales, use, documentary, recording and similar transfer Taxes attributable to the purchase of the Acquired Assets contemplated by this Agreement. Buyer shall cooperate with Seller to the extent reasonably requested to minimize such Taxes. Seller shall be responsible for, and shall pay or cause to be paid, all of Seller's Taxes, including, without limitation, the portion of any real or personal property Taxes or other similar Taxes allocated to the Pre-Closing Tax Period on a per diem basis.


                                   ARTICLE 2

                         PURCHASE PRICE AND THE CLOSING

         2.1 Price Amount and Share Consideration. As consideration for the Acquired Assets, on the Closing Date Buyer shall issue to Seller and the Escrow Agent (i) registered and freely tradable shares of Buyer's Common Stock valued in the aggregate at Eight Million Five Hundred Thousand Dollars ($8,500,000) (the "Calculated Share Consideration"), subject to the upward adjustment at the Closing described in Section 2.2.2 below (the "Price Amount"), and (ii) One Hundred Fifty Thousand (150,000) registered and freely tradable shares of Buyer's Common Stock (the "Stated Share Consideration") with each of the Calculated Share Consideration and the Stated Share Consideration subject to (A) the Estimated Closing Net Working Capital Adjustment described in Section 2.2.1 below, and (B) the Final Closing Net Working Capital Adjustment set forth in
Section 2.2 below (collectively, the Calculated Share Consideration and the Stated Share Consideration shall be referred to herein as the "Share Consideration").

                  2.1.1 The exact number of shares of Buyer's Common Stock to be issued by Buyer for the Calculated Share Consideration shall be computed on or before the Closing Date by dividing the Price Amount, less the Estimated Closing Net Working Capital Adjustment, by the Calculated Share Consideration Price (defined in and computed pursuant to Section 2.1.2); provided, however, that in no event shall the Calculated Share Consideration, regardless of the foregoing computation, be less than two million seven hundred fifty thousand (2,750,000) shares or more than four million five hundred thousand (4,500,000) shares.

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                  2.1.2 The Price Amount shall be computed by  determination  of the average of the closing Nasdaq Small Cap Market selling price of Buyer's Common Stock for a period of the twenty (20) trading days preceding and ten (10) trading days following, the later of the date of
         (i) this Agreement, or (ii) Buyer's public announcement of the execution of this Agreement by both Parties (which shall not be later than two (2) business days after the date of this Agreement) (the "Share Consideration Price").

                  2.1.3 On the Closing Date, Buyer shall issue the Share Consideration to Seller as follows:

                           2.1.3.1 ninety percent (90%) of the shares of Buyer's
                  Common Stock constituting the Share Consideration computed in accordance with Section 2.1.1 shall be issued to Seller and/or Seller's designee shareholders as provided in Seller's written instructions to Buyer at least ten (10) days prior to the Closing Date (the "Closing Shares"); and

                           2.1.3.2  ten  percent  (10%) of the shares of Buyer's
                  Common Stock constituting the Share Consideration (the "Escrow Shares"), subject to any increase in Escrow Shares pursuant to
                  Section 2.2.3.3 below, shall be placed in escrow (the "Escrow") with US Bank National Association as Third Party escrow agent (the "Escrow Agent") for a period of twelve (12) months from and after the Closing Date (subject to the extension provisions for claims made by Buyer pursuant to the Escrow Agreement, as defined below) (the "Escrow Period"), pursuant to the escrow agreement in the form set forth as Exhibit F to this Agreement (the "Escrow Agreement") indemnifying Buyer in accordance with Article 9 hereof.

         2.2 Net Working Capital and Cash Adjustments.

                  2.2.1 Estimated Closing Net Working Capital Adjustment. Not less than three (3) days prior to the Closing Date, Seller shall deliver to Buyer a statement of the Estimated Closing Net Working Capital (the "Statement of Estimated Closing Net Working Capital") determined on a basis consistent with the methodology to be employed in the calculation of the Closing Net Working Capital pursuant to Section
         2.2.3 below in the form set forth as, and in accordance with the directives set forth in, Schedule 2.2.1 (such estimate, the "Estimated Closing Net Working Capital"). In furtherance of the foregoing, Seller shall also concurrently deliver to Buyer a detailed schedule of Seller's Reorganization Expenses (segregated by professional services and the amount paid to each of the professional advisors), certified to be accurate by an officer of Seller, the total of which shall equal the amount in the account "Prepaid Expense - Seller's Reorganization Expense" as set forth in the Statement of Estimated Closing Net Working Capital. To the extent that the Estimated Closing Net Working Capital is less than Seven Hundred Fifty Thousand Dollars ($750,000) (the "Target Closing Net Working Capital"), the Price Amount will be decreased by such shortfall. Subsequent to Closing, the provisions of
         Section 2.2.3 will apply (the "Estimated Closing Net Working Capital Adjustment").

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                  2.2.2 Estimated  Closing Cash Adjustment.  Not less than three
         (3) days prior to the Closing Date, Seller shall deliver to Buyer a statement of Estimated Closing Cash (the "Statement of Estimated Closing Cash") which shall show all cash of the Company estimated as of the end of business on the Closing Date (the "Estimated Closing Cash"). To the extent that the Estimated Closing Cash (or Final Closing Cash, as defined in Section 2.2.3.3 below, taking into account any prior adjustment taken pursuant to the calculation of Estimated Closing Cash at the Closing) is equal to or less than Two Hundred Twenty Thousand Dollars ($220,000), Seller shall be entitled to retain such amount, and the Price Amount shall be increased up to $30,000, by the amount of the difference between $220,000 and the lesser of Estimated Closing Cash or Final Closing Cash. Subsequent to the Closing, the Estimated Closing Cash shall be reconciled to the actual cash balance (the "Closing Cash") in accordance with Section 2.2.3.3 below (the "Closing Cash Adjustment"), which adjustment may result in an addition or reduction to the Price Amount adjustment made at the Closing as set forth in
         Section 2.2.3.3(ii) and the paragraphs and Schedules corresponding thereto. In the event the calculation of Estimated Closing Cash is in excess of $220,000, Seller shall remit such excess (Estimated Closing Cash minus $220,000) to Buyer within two (2) business days after the Closing Date. Any remittance of cash to Buyer by Seller shall be made in accordance with Buyer's written instructions that are received by Seller at least two (2) business days prior to the required remittance date.

                  2.2.3 Closing Net Working Capital Adjustment; Closing Cash Adjustment.

                           2.2.3.1 Between sixty (60) and ninety (90) days after
                  the Closing Date,  Seller shall prepare and deliver to Buyer a
                  (i)  statement  of  the  Closing  Net  Working   Capital  (the
                  "Statement of Closing Net Working Capital"), and (ii) statement of Closing Cash (the "Statement of Closing Cash"). During such period, Buyer shall have observation rights with respect to the preparation of the Statement of Closing Net Working Capital and the Statement of Closing Cash. The Statement of Closing Net Working Capital shall be based upon the books and records of Seller and shall be prepared in accordance with GAAP and the form set forth as, and in accordance with the directives set forth in, Schedule 2.2.1. The Statement of Closing Cash shall be based upon the books and records of Seller and shall be prepared in conformity with the form and in accordance with the directives set forth in the various Schedules 2.2.3.3 hereof.

                           2.2.3.2 The Statement of Closing Net Working  Capital
                  and the Statement of Closing Cash shall respectively be final and binding on the Parties unless Buyer shall, within forty-five (45) days following the delivery of the date when Buyer has received both the (i) Statement of Closing Net Working Capital, and (ii) Statement of Closing Cash, deliver to Seller written notice of disagreement with either or both of such statements, which notice(s) shall describe the nature of any such disagreement in reasonable detail, identify the specific items involved and the dollar amount of each such disagreement. Buyer shall provide reasonable supporting documentation for each of the specific items involved concurrently with the delivery of the respective notice(s). After the end of such forty-five (45) day period, Buyer may not introduce additional

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

                  disagreements with respect to any item in the Statement of Closing Net Working Capital or the Statement of Closing Cash. If Buyer shall raise any objections within the aforesaid forty-five (45) day period, then Buyer and Seller shall attempt to resolve the objections. If Buyer and Seller are unable to resolve all objections within forty-five (45) days of receipt by Seller of Buyer's written notice of disagreement, or such longer period as may be agreed by Buyer and Seller, then, within forty-five (45) days thereafter, Buyer and Seller jointly shall select an arbitrator from a nationally recognized independent public accounting firm that is not the independent auditor of either Buyer or Seller. If Buyer and Seller are unable to select an arbitrator within such time period, the American Arbitration Association shall make such selection (the Person so selected by either the Parties or the American Arbitration Association shall be referred to herein as the "Accounting Arbitrator"). The Accounting Arbitrator will consider only those items and amounts set forth in the Statement of Closing Net Working Capital and/or the Statement of Closing Cash as to which the Parties have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and provisions of this Agreement. In submitting a dispute to the Accounting Arbitrator, each of the Parties shall concurrently furnish, at its own respective expense, to the Accounting Arbitrator and the other Party such documents and information as the Accounting Arbitrator may request. Each Party may also furnish to the Accounting Arbitrator such other information and documents as it deems relevant, with copies of such submission and all such documents and information being concurrently given to the other Party. Neither Party shall have or conduct any communication, either written or oral, with the Accounting Arbitrator without the other Party, respectively, either being present or receiving a concurrent copy of any written communication. The Accounting Arbitrator shall conduct one conference concerning the objections and disagreements between Buyer and Seller, at which conference each Party shall have the right to (i) present its documents, materials and other evidence (previously provided to the Accounting Arbitrator and the other Party), and (ii) have present its or their advisors, accountants, counsel and other representatives. Such conference shall take place either telephonically and/or at the offices of the Accounting Arbitrator, in the Accounting Arbitrator's discretion, and not exceed more than three (3) days, eight (8) hours each day, of hearings, or such other period of time reasonably determined by the Accounting Arbitrator to be required. The Accounting Arbitrator shall resolve each item of disagreement based solely on the presentations and supporting material provided by the Parties and not pursuant to any independent review (the foregoing, however, shall not preclude the Accounting Arbitrator from independent research of facts or determining proper application of GAAP or the terms of this Agreement, as the case may be, with respect to the subject matter of the objections and disagreement between the Parties). The Accounting Arbitrator shall issue a detailed written report that sets forth the resolution of all items in dispute and that contains, as applicable, a (i) final Statement of Closing Net Working Capital, and/or (ii) final Statement of Closing Cash, according to the dispute(s) noticed. Such report(s) shall be final and binding upon the Parties (and their successors and permitted assigns). The Accounting Arbitrator shall circulate a preliminary report(s) for the comment of the Parties. The fees and expenses of the Accounting Arbitrator incurred in connection with the determination of the disputed items by the Accounting Arbitrator shall be borne equally by Buyer and Seller. Buyer and Seller shall cooperate fully with the Accounting Arbitrator and respond on a timely basis to all requests for information or access to documents or personnel made by the Accounting Arbitrator or by other Parties hereto, all with the intent to fairly and in good faith resolve all disputes relating to the Statement of Closing Net Working Capital and/or Statement of Closing Cash as promptly as reasonably practicable.

                           2.2.3.3 If the amount representing:

                                    (i) Closing Net Working Capital as reflected
                           in the Statement of Closing Net Working Capital as finally determined in accordance with this Section
                           2.2 (the "Final Closing Net Working Capital") is:

                                             (A) less than the Estimated Closing
                                    Net Working  Capital,  and the Final Closing
                                    Net  Working  Capital is  $750,000  or less,
                                    then the Price  Amount shall be decreased on
                                    a  dollar-for-dollar  basis by the lesser of
                                    the difference between (x) the Final Closing
                                    Net Working Capital and $750,000, or (y) the
                                    Final  Closing Net  Working  Capital and the
                                    Estimated  Closing Net Working  Capital,  as
                                    set  forth  in  the   examples   to  Section
                                    2.2.3.3(i)(A)    set   forth   in   Schedule
                                    2.2.3.3(i);

                                             (B) more than the Estimated Closing
                                    Net  Working  Capital,   and  the  Estimated
                                    Closing Net Working  Capital was $750,000 or
                                    less  (if  estimated   working  capital  was
                                    $750,000 or more,  use  $750,000),  then the
                                    Price   Amount   shall  be  increased  on  a
                                    dollar-for-dollar basis by the amount of the
                                    difference between (x) the Final Closing Net
                                    Working  Capital  (which amount for purposes
                                    of  this   calculation   shall  not   exceed
                                    $750,000), and (y) the Estimated Closing Net
                                    Working  Capital  (which  shall  not  exceed
                                    $750,000 for purposes of this  calculation),
                                    as set  forth  in the  examples  to  Section
                                    2.2.3.3(i)(B)    set   forth   in   Schedule
                                    2.2.3.3(i);

                                    (ii)   Closing  Cash  as  reflected  in  the
                           Statement of Closing Cash as finally determined in accordance with this Section 2.2 (the "Final Closing Cash") is:

                                             (A)  greater  than  $220,000,   and
                                    there   (i)  are   Seller's   Reorganization
                                    Expenses, and (ii) was no adjustment to the Price Amount pursuant to Section 2.2.2, then the difference between Final Closing Cash and $220,000, plus the amount of Seller's Reorganization Expenses, shall reduce the amount of cash that may be retained by Seller. The foregoing shall be computed and proofed by the method and in the form set forth in Schedule 2.2.3.3(ii)(A); or

                                             (B)  greater  than  $220,000,   and
                                    there   (i)  are   Seller's   Reorganization
                                    Expenses,  and (ii) was an adjustment on the
                                    Closing  Date to the Price  Amount  based on
                                    the  calculation  of Estimated  Closing Cash
                                    pursuant  to Section  2.2.2,  the sum of (x)
                                    the  difference  between  the Final  Closing
                                    Cash and  $220,000,  plus (y) the sum of (1)
                                    the  adjustment  to the Price  Amount  which
                                    increased  Calculated Share Consideration on
                                    the Closing Date pursuant to Section  2.2.2,
                                    and   (2)    the    amount    of    Seller's
                                    Reorganization Expenses, shall reduce the amount of cash that may be retained by Seller. The foregoing shall be computed and proofed by the method and in the form set forth in Schedule 2.2.3.3(ii)(B); or

                                             (C) equal to or less than $220,000,
                                    and  there (i) are  Seller's  Reorganization
                                    Expenses,  and (ii) was no adjustment on the
                                    Closing Date to the Price Amount pursuant to
                                    Section  2.2.2,   then  (x)  the  amount  of
                                    Seller's Reorganization  Expenses, minus (y)
                                    any  increase  to  the  Price  Amount  (to a
                                    maximum of  $30,000)  due to the  difference
                                    between $220,000 and Final Closing Cash. The
                                    foregoing  shall  reduce  the amount of cash
                                    that  may be  retained  by  Seller  and  the
                                    foregoing  shall be computed  and proofed in
                                    the    form   set    forth    in    Schedule
                                    2.2.3.3(ii)(C); or

                                             (D) equal to or less than $220,000,
                                    there was an  adjustment to the Price Amount
                                    and both  Estimated  Closing  Cash and Final
                                    Closing Cash are $190,000 or less, and there
                                    are Seller's  Reorganization  Expenses, then
                                    the   amount  of   Seller's   Reorganization
                                    Expenses  shall  reduce  the  amount of cash
                                    that  may  be   retained   by  Seller.   The
                                    foregoing shall be computed and proofed by the method and in the form set forth in
                                    Schedule 2.2.3.3(ii)(D); or

                                             (E) equal to or less than $220,000,
                                    there was an  adjustment to the Price Amount
                                    and both  Estimated  Closing  Cash and Final
                                    Closing   Cash  are  $190,000  or  more  and
                                    Estimated Closing Cash is greater than Final
                                    Closing   Cash,   and  there  are   Seller's
                                    Reorganization Expenses, then the sum of (i)
                                    Seller's Reorganization Expenses, minus (ii) the difference between Final Closing Cash and Estimated Closing Cash shall reduce the amount of cash that may be retained by Seller. The foregoing shall be computed and proofed by the method and in the form set forth in Schedule 2.2.3.3(ii)(E); or

                                             (F) equal to or less than $220,000,
                                    there was an  adjustment to the Price Amount
                                    and both  Estimated  Closing  Cash and Final
                                    Closing   Cash  are  $190,000  or  more  and
                                    Estimated

                                    Closing  Cash is  less  than  Final  Closing
                                    Cash, and there are Seller's  Reorganization
                                    Expenses,  then  the  sum  of  (i)  Seller's
                                    Reorganization   Expenses,   plus  (ii)  the
                                    difference between Final Closing Cash and Estimated Closing Cash shall reduce the amount of cash that may be retained by Seller. The foregoing shall be computed and proofed by the method and in the form set forth in Schedule 2.2.3.3(ii)(F); or

                                             (G) equal to or less than $220,000,
                                    there was an  adjustment to the Price Amount
                                    and  Estimated  Closing Cash is less than or
                                    equal to $190,000 and Final  Closing Cash is
                                    greater   than   $190,000,   and  there  are
                                    Seller's  Reorganization  Expenses, then the
                                    sum of (i) Seller's Reorganization Expenses,
                                    plus  (ii)  the  difference   between  Final
                                    Closing Cash and $190,000 shall reduce the amount of cash that may be retained by Seller. The foregoing shall be computed and proofed by the method and in the form set forth in Schedule 2.2.3.3(ii)(G); or

                                             (H) equal to or less than $220,000,
                                    there was an  adjustment to the Price Amount
                                    and  Estimated  Closing Cash is greater than
                                    $190,000 and Final Closing Cash is less than
                                    $190,000,    and    there    are    Seller's
                                    Reorganization Expenses, then the sum of (i)
                                    Seller's Reorganization Expenses, minus (ii) the difference between Estimated Closing Cash and $190,000 shall reduce the amount of cash that may be retained by Seller. The foregoing shall be computed and proofed by the method and in the form set forth in
                                    Schedule 2.2.3.3(ii)(H).

                  If the calculation set forth in Section 2.2.3.3(i) above results in a decrease or increase in the Price Amount, then the amount of such decrease or increase shall be divided by the Share Consideration Price to compute the number of shares of Buyer's Common Stock (computed to the next whole share) to be claimed by Buyer or Seller, as applicable, in settlement of the adjustment (the "Final Closing Net Working Capital Adjustment"). Upon such final determination
         (i) if the Price Amount is decreased, then Buyer shall have the right to claim the shares computed from the Escrow Agent and the Escrow Agent shall be authorized to distribute such shares from the Escrow Shares in accordance with the procedures set forth in the Escrow Agreement, or
         (ii) if the Price Amount is increased, then Buyer shall issue the additional shares and share certificates of Buyer's Common Stock as Share Consideration (i) ninety percent (90%) to Seller, and (ii) ten percent (10%) to the Escrow Agent within five (5) business days after such determination.

                  If the calculation set forth in Section 2.2.3.3(ii) above results in a reduction of the cash allowed to be retained by Seller, then upon such final determination Seller shall, within five (5) business days after such determination, remit to Buyer the amount of such reduction (less any amount previously remitted by Seller in accordance with Section 2.2.2) in accordance with Buyer's written instructions that are received by Seller at least two (2) business days prior to the required remittance date.

         2.3 The Closing. The transactions contemplated by this Agreement shall be consummated (the "Closing") at the offices of Manatt, Phelps & Phillips, LLP, 1001 Page Mill Road, Building #2, Palo Alto, California 94304, at 10:00 a.m. local time on or before June 30, 2004, or at such other time or place as the Parties shall mutually agree (the "Closing Date"). The Closing shall be effective at 12:01 a.m. on the Closing Date.

                  2.3.1 Actions at the Closing. At the Closing:

                           2.3.1.1 Buyer shall deliver to Seller one or more stock certificates, as directed by Seller in writing at least three (3) days prior to the Closing Date, representing (in the aggregate) the Closing Shares in accordance with Section
                  2.1.3.1 above;

                           2.3.1.2 Buyer shall deliver to the Escrow Agent a stock certificate representing the Escrow Shares in accordance with Section 2.1.3.2 above;

                           2.3.1.3 Seller shall execute and deliver to Buyer the
                  Bill of Sale and Assignment of Acquired Assets (Exhibit G), the Assignment of Copyrights (Exhibit H), the Patent Assignment (Exhibit I), the Trademark Assignment (Exhibit J), the Registered Domain Name Assignment (Exhibit K), the Assignment and Assumption Agreement (Exhibit L), the Real Property Sublease Agreement (Exhibit M), and all other bills of sale, endorsements, assignments and other instruments as Buyer shall reasonably request or as necessary or appropriate to sell, convey, assign, transfer and deliver to Buyer good title, free and clear of all liens or encumbrances to all the Acquired Assets and to evidence the due execution, delivery and performance of the Agreement and satisfaction of the conditions to the obligations of Buyer under this Agreement (collectively, the "Collateral Agreements");

                           2.3.1.4 Seller shall deliver to Buyer (i) UCC termination statements duly executed by the holders of all security interests with respect to all outstanding UCC-1 financing statements evidencing security interests in any of the Acquired Assets, and (ii) evidence, satisfactory to Buyer, of termination and/or release of all security agreements, security interests or guarantees affecting or relating to the Acquired Assets to the extent reasonably required to provide Buyer with clear title to the Acquired Assets;

                           2.3.1.5 Seller and Buyer shall execute and deliver the Escrow Agreement;

                           2.3.1.6 Buyer shall execute and deliver to Seller the
                  Assignment and Assumption Agreement and the Real Property Sublease Agreement;

                           2.3.1.7 Each of Buyer and Seller shall deliver the items required under Articles 7 and 8, respectively; and

                           2.3.1.8 Each of Buyer and Seller  shall  deliver such
                  documents and instruments as reasonably requested and required by the other Party as is customary for a transaction of this kind and type in order to properly effect the transactions contemplated hereby.

         2.4 Certain Restrictions on Sale of Share Consideration. Seller shall be free to re-distribute the Share Consideration upon its receipt from Buyer in order to satisfy Seller's liabilities and obligations to Seller's shareholders, subject to compliance with applicable securities laws and the contractual restrictions set forth in this Section 2.4. The stock certificates representing Closing Shares shall bear appropriate legends to implement the following transfer restrictions (and Buyer's transfer agent shall be instructed accordingly). If, after the Closing, Seller so distributes all or any portion of the Closing Shares to its shareholders, then neither David H. Parish nor Daniel
E. Sullivan shall sell more than (i) twenty-five percent (25%) of his respective Closing Shares during the first ninety (90) days after the Closing, (ii) fifty percent (50%) of his respective Closing Shares during the first one hundred eighty (180) days after the Closing, and (iii) seventy-five percent (75%) of his respective Closing Shares during the first two hundred seventy (270) days after the Closing. After such 270 days following the Closing, all restrictions on sales of the Share Consideration shall terminate. The foregoing restrictions with respect to Messrs. Parish and Sullivan on sales during the 270-day period following the Closing shall not apply to: (i) any sale or disposition pursuant to a tender offer made to substantially all of Buyer's stockholders, or (ii) any sale or disposition of Buyer's Common Stock in a merger, reorganization, recapitalization, business combination, or similar transaction approved by Buyer's stockholders.

         2.5 Purchase Price Allocation. Promptly following the Closing, Buyer shall prepare a mutually agreed allocation of the purchase price in accordance with Section 1060 of the Code. Buyer shall consult with Seller on same before finalizing such allocation. Each of the Parties agrees to report this transaction for state, federal and other Tax purposes in accordance with this final allocation of the purchase price and not to file any Tax Return or report or otherwise take a position with federal, state or other tax authorities which is inconsistent with such allocation.


                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES REGARDING
                      SELLER, BUSINESS AND ACQUIRED ASSETS

Except as set forth in the Disclosure Schedules of the Seller Disclosure Letter (which shall specifically reference the Sections of this Agreement to which the Disclosure Schedule therein applies as set forth in this Article 3), Seller represents and warrants to Buyer as follows as of the date of this Agreement and the Closing Date (except as specifically represented as to a specific date set forth herein):

         3.1 Good Standing and Authority.

                  3.1.1 Seller is a corporation organized, existing and in good standing under the laws of the State of Minnesota, and is in good standing and qualified to do business as a foreign corporation in the states set forth in Disclosure Schedule 3.1.1.

                  3.1.2 Seller has all requisite corporate power and authority to enter into this Agreement and the Collateral Agreements and to consummate the transactions contemplated hereby and thereby. At the Closing, the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement shall have been duly authorized by all requisite corporate action of Seller, including, but not limited to, approval of the transaction by the stockholders of Seller and any creditor whose consent is required by contract or Applicable Law. Subject to the approval of the stockholders of the Company in accordance with Applicable Law, this Agreement has been duly executed and delivered by and shall constitute the valid and binding obligations of Seller enforceable in accordance with its terms, subject to and limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Applicable Laws and equitable principles relating to or affecting creditor's rights.

         3.2 Title to and Condition and Sufficiency of Acquired Assets. Except as set forth in Disclosure Schedule 3.2, Seller has good and marketable title to all of the Acquired Assets, all of the Acquired Assets are free and clear of restrictions on or conditions to transfer or assignment, and at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer title to the Acquired Assets, free and clear of any mortgages, liens, pledges, encumbrances, claims, conditions and restrictions, of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise. Except as set forth in Disclosure Schedule 3.2, the Acquired Assets constitute all of the assets, properties, rights, contracts and Intellectual Property Rights (as defined in Section 3.5.1) that are necessary or required for the continued conduct of the Business, without (i) the need to purchase, license or acquire any other material asset or property, (ii) violating any contractual rights of any Third Party, or (iii) infringing, misappropriating or misusing any software or Intellectual Property Rights of any Third Party. Except as set forth in Disclosure Schedule 3.2, the Acquired Assets are all located at Seller's principal place of business in the City of Fridley, State of Minnesota.

         3.3 Noncontravention. Except as set forth in Disclosure Schedule 3.3, neither the execution or the delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, shall (i) violate any Applicable Law, Injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Body to which Seller or the Acquired Assets is subject or any provision of the articles of incorporation or bylaws of Seller, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, lien, security interest or other arrangement to which Seller is a party or by which Seller is bound or to which any of the Acquired Assets is subject (or result in the imposition of any security interest upon any of its assets) except where such violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or security interest would not have a Material Adverse Effect on the Acquired Assets or on the ability of Seller to consummate the transactions contemplated by this Agreement. Except as set forth in Disclosure Schedule 3.3, Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Body in order for the Parties to consummate the transactions contemplated by this Agreement.

         3.4 Compliance with Applicable Law; Litigation. Seller is in compliance with all Applicable Laws the violation of which would have a Material Adverse Effect on the Acquired Assets or on the ability of Seller to consummate the transactions contemplated by this Agreement. There is no action, suit, Proceeding or, to the Knowledge of Seller, investigation in progress or pending before any Governmental Body, and there is no threat thereof against or relating to Seller or its properties, assets or Business, nor, to the Knowledge of Seller, is there any basis for any such claim, suit or other Proceeding which might have a Material Adverse Effect on the Acquired Assets. Except as set forth in Disclosure Schedule 3.4, there is no suit, action or other Proceeding, or to the Knowledge of Seller any investigation, commenced, pending or threatened against or affecting Seller in or before any Governmental Body, in which it is sought to restrain, prohibit or otherwise adversely affect the ability of Seller to perform any or all of the obligations required of it under this Agreement or the consummation of the transactions contemplated by this Agreement.

         3.5 Intellectual Property.

                  3.5.1 For purposes of this Agreement, "Intellectual Property Rights" means patents (including any and all claims under patents, applications for patents, continuations, continuations-in-part, counterparts and reissues), copyrights (registered and unregistered), trade marks, service marks and trade names (registered and unregistered), semiconductor mask work rights, rights in databases, trade secret rights and any and all similar rights under any jurisdiction.

                  3.5.2 Schedule 1.1.2 to this Agreement lists all trademarks and applications therefor, tradenames, copyright registrations and applications therefor, patents, patent applications and unfiled disclosures that are related to or used in connection with the Business (the "Registered Intellectual Property"). Except as set forth on Disclosure Schedule 3.5.2: (i) trademark applications, patent applications and copyrights within the Registered Intellectual Property are currently in compliance with all legal requirements, (ii) all issued trademarks and patents constituting Registered Intellectual Property are, to the Knowledge of Seller, valid and enforceable, (iii) no (A) Transferred Trademark or trademark constituting Registered Intellectual Property has been or is now involved in any cancellation Proceeding and, to the Knowledge of Seller, no action or Proceeding is threatened with respect to such trademarks by any Third Party contesting Seller's rights to same, and (B) no copyright has been or is now being contested by any Third Party, and, to the Knowledge of Seller, no action or Proceeding is threatened with respect to such copyright by any Third Party, and (iv) no patent or patent application constituting Registered Intellectual Property is now, to the Knowledge of Seller, involved in any interference, reissue, re-examination, opposition or any other Proceeding contesting Seller's rights to same.

                  3.5.3 Except as set forth on Disclosure Schedule 3.5.3, Seller exclusively owns, or to the extent indicated in Schedule 1.1.2 has the right to non-exclusive use pursuant to a written license or agreement, all Intellectual Property Rights related to or used in the Business.

                  3.5.4 Except as indicated in Schedule 1.1.2 and as set forth on Disclosure Schedule 3.5.4, Seller has taken commercially reasonable steps to protect its Intellectual Property Rights used in or related to the Business.

                  3.5.5 Except as set forth on Disclosure Schedule 3.5.5, all of Seller's Employees that have participated in the development of the Intellectual Property Rights related to or used in the Business have entered into employee agreements with Seller assigning all right, title and interest in Intellectual Property Rights created within the scope of their employment to Seller. Disclosure Schedule 3.5.5 lists all Third Party consultants or contractors that have participated in the development of the Intellectual Property Rights related to or used in the Business. Except as set forth on Disclosure Schedule 3.5.5, all such Third Parties have entered into agreements with Seller assigning all right, title and interest in the Intellectual Property therein to Seller and, pursuant to such agreements or Applicable Law, Seller owns all of the right, title and interest of its Employees and Third Party contractors and consultants to the Intellectual Property Rights in the Acquired Assets.

                  3.5.6 Except as set forth on Disclosure Schedule 3.5.6, to the Knowledge of Seller, (i) the operation and conduct of the Business does not infringe upon, or otherwise violate the rights of any Third Party with respect to any Intellectual Property Rights, (ii) no Proceedings have been instituted or threatened, nor has any claim been made, nor does Seller know with reasonable certainty of any basis for any such claims to be threatened or made against Seller alleging any such infringement or violation.

                  3.5.7 Except as set forth on Disclosure Schedule 3.5.7, to the Knowledge of Seller, no Third Party has infringed upon or misappropriated, or diluted or otherwise violated any Intellectual Property Rights in the Products or otherwise used in or related to the Business, and no such claims have been brought against any Third Party by Seller.

                  3.5.8 Disclosure Schedule 3.5.8 sets forth the Intellectual Property Rights presently used in the Business that have heretofore been assigned, transferred, licensed or otherwise made available to any Third Party, including under any license agreements.

                  3.5.9 With respect to each item of Transferred Intellectual Property and Intellectual Property Rights related to or used in the Business, except as set forth on Disclosure Schedule 3.5.9, (i) Seller owns all such items free and clear of any security interest, (ii) the item is not subject to any outstanding Injunction, judgment, order, decree, ruling or charge, (iii) no action, suit, Proceeding, hearing, charge, complaint, claim or demand, or to the Knowledge of Seller any investigation, is pending or is threatened which challenges the legality, validity, enforceability, use or ownership of the item, and to the Knowledge of Seller, there is no reasonable basis therefor, and
         (iv) Seller has not agreed to indemnify any Person for or against any infringement or misappropriation with respect to the item.

                  3.5.10 Schedule 1.1.2 identifies each item of Transferred Intellectual Property and Intellectual Property Rights used in or related to the Business that is owned by a Third Party and is used pursuant to license or agreement. Except as set forth on

         Disclosure Schedule 3.5.10, Seller has provided Buyer with correct and complete copies of all such licenses and agreements, and Seller is in compliance with all material terms of all such licenses or agreements. Except as set forth on Disclosure Schedule 3.5.10, to the Knowledge of Seller, with respect to each such Third Party license or agreement, (i) the underlying item is not subject to any outstanding Injunction, judgment, order, decree, ruling or charge, (ii) no action, suit, Proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened which challenges the legality, validity, enforceability, use or ownership of such Third Party license or agreement, (iii) Seller has not granted any sublicense or similar right with respect to such Third Party license or agreement, and (iv) with respect to Seller, the Third Party license or agreement is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement, subject to Applicable Laws of bankruptcy, insolvency, moratorium, and other Applicable Laws and equitable principles generally affecting creditor's rights.

                  3.5.11 Except as set forth on Disclosure Schedule 3.5.11, the software included in the Transferred Intellectual Property does not include, contain or depend on a link established at runtime to any software made available as "open source" software (i.e., under a license that requires the source code version of the software, together with any improvements or derivative works, to be made generally available) and does not contain any software code owned by a Third Party.

                  3.5.12 Except as set forth on Disclosure Schedule 3.5.12, the software delivered to Buyer as part of the Products is all of the software that comprises the Products (including previous versions and any software from which the Products were derived, in both source code and object code form), all components, modules and programs constituting the Products, and all software that Seller has used to compile, develop or maintain the Products.

                  3.5.13 Except as set forth on Disclosure Schedule 3.5.13 and to the Knowledge of Seller, the Products transferred under this Agreement do not contain known worms, Trojan horses and other infections or harmful routines. Disclosure Schedule 3.5.13 sets forth any and all bugs, errors, or problems of which Seller has Knowledge that could reasonably be expected to materially disrupt the operation of the Products or have an adverse impact on the operation of other software programs or operating systems used by the Products.

         3.6  Agreements,   Contracts  and  Commitments.   Except  as  otherwise
contemplated by this Agreement or as set forth on Disclosure Schedule 3.6, Seller is not a party to, or bound by:

                  3.6.1 any agreement, contract, or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise relating directly or indirectly to the Business, any Acquired Asset or any Key Employee;

                  3.6.2 other than indemnification or guaranty provisions set forth in the Assigned Contracts, any agreement of indemnification or guaranty relating directly or indirectly to the Business, any Acquired Asset or any Key Employee;

                  3.6.3 any agreement for which completion of performance by Seller (without giving effect to the transactions contemplated hereby) under the terms of such agreement would be reasonably likely to result in a Material Adverse Effect on the Business or any Acquired Asset;

                  3.6.4 any agreement (or group of related agreements) that imposes any restrictions on the marketing, license and distribution of the Products);

                  3.6.5 any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by Seller or extension of credit to Seller under which any Person has imposed any lien on any of the Acquired Assets;

                  3.6.6  any   distribution,   joint   marketing,   development,
         partnership or joint venture agreement relating to the Business or the Acquired Assets;

                  3.6.7 any agreement pursuant to which Seller has granted, or may grant in the future, to any Person a source code license or option or other right to use or acquire source code affecting the Business or any Acquired Asset;

                  3.6.8 any employment agreement, non-competition, non-solicitation or other agreement, with the exception of stock option agreements, warrant grants or agreements and similar incentive compensation arrangements which utilize equitable interests in the Company, with any Key Employee, Technical Transferred Employee or Transferred Employee;

                  3.6.9 any agreement, contract or commitment containing any covenant limiting in any respect the right of Seller to engage in any line of business or to compete with any Person; or

                  3.6.10 any agreement pursuant to which Seller has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by Seller or any Person of the Intellectual Property.

Except as set forth on Disclosure Schedule 3.6, (i) Seller has not breached, violated or defaulted under any of the terms of or conditions of any Assigned Contract, (ii) each of the Assigned Contracts is in full force and effect and, to the Knowledge of Seller, is not subject to any default thereunder by any Person obligated to Seller pursuant thereto, and (iii) to the Knowledge of Seller, following the Closing, Buyer shall be permitted to exercise all of Seller's rights under the Assigned Contracts to the same extent Seller would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Seller would otherwise be required to pay.

         3.7 Insurance. Except as set forth on Disclosure Schedule 3.7, (i) there is no claim by Seller pending under any insurance policy or fidelity bond covering the Acquired Assets, (ii) all premiums that are due and payable under all such policies and bonds have been paid, (iii) Seller is otherwise in compliance with the terms of all such policies and bonds, and (iv) policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of Seller in the jurisdictions in which Seller operates.

         3.8 Tax Matters. Except as set forth on Disclosure Schedule 3.8:

                  3.8.1 To the extent relevant to the Acquired Assets or the Business, Seller has prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to Seller, the Acquired Assets or the operations of the Business and such Returns are true and correct and have been completed in accordance with Applicable Law.

                  3.8.2 To the extent failure to do so could adversely affect Buyer's use or ownership of the Acquired Assets or operation of the Business, Seller (i) has paid all Taxes it is required to pay, and (ii) has withheld with respect to its Employees all federal, state and foreign income Taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld on wages paid to them.

                  3.8.3 To the extent failure to do so could adversely affect Buyer or Buyer's use or ownership of the Acquired Assets or operation of the Business, Seller has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against Seller, nor has Seller executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  3.8.4 To the Knowledge of Seller, no audit or other examination of any Return of Seller by any Governmental Body is presently in progress, nor has Seller been notified of any request for such an audit or other examination.

                  3.8.5 Seller does not have, and knows no factual basis for the assertion of any claim for any liabilities for unpaid Taxes for which Buyer would become liable as a result of the transactions contemplated by this Agreement and the Collateral Agreements.

                  3.8.6 To the Knowledge of Seller, (i) there are no liens on the Acquired Assets relating to or attributable to Taxes, and (ii) Seller knows of no reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any lien on the Acquired Assets.

         3.9 Employee and Labor Matters.

                  3.9.1 Except as contemplated by this Agreement or as set forth on Disclosure Schedule 3.9.1, to the Knowledge of Seller: (i) no Key Employee has any present intention to terminate his employment with Seller prior to the Closing, (ii) no Key

         Employee has received an offer to join a business that may reasonably be expected to be competitive with the Business or Buyer's business, and (iii) no Key Employee is a party to or is bound by any confidentiality agreement, non-competition agreement or other contract (with any Person) that may reasonably be expected to have an adverse effect on the performance by such Key Employee of any of his duties or responsibilities as an employee of Buyer subsequent of the consummation of the transactions contemplated by this Agreement and the Collateral Agreements.

                  3.9.2 Disclosure  Schedule 3.9.2 contains a list of each plan, program, policy, practice or contract providing for employment, compensation, deferred compensation, severance, retirement, relocation, repatriation, expatriation, termination pay, performance awards, stock or stock-related awards, fringe benefits or other benefits, including each "employee benefit plan" within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is or has been maintained, contributed to, or required to be contributed to by Seller or any affiliate within the meaning of Section 414(b) or (c) of the Code and the regulations thereunder ("ERISA Affiliate") for the benefit of any employee or with respect to which Buyer may have any liability, obligation or commitment.

                  3.9.3 Except as set forth on Disclosure Schedule 3.9.3, (i) no work stoppage or labor strike against Seller or any ERISA Affiliate is pending, or, to the Knowledge of Seller, threatened involving any of its Employees, (ii) Seller and any ERISA Affiliate does not know of any activities or Proceedings of any labor union to organize any of its Employees, (iii) there are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of Seller or any ERISA Affiliate, threatened relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, and (iv) neither Seller nor any ERISA Affiliate is a party to, or bound by, any collective bargaining agreement or union contract with respect to any Employees and no collective bargaining agreement is currently being negotiated by Seller or any ERISA Affiliate.

                  3.9.4 Except as set forth on Disclosure Schedule 3.9.4, Seller and any ERISA Affiliate (i) are in compliance in all respects with all Applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to the Employees, (ii) have withheld and reported all amounts required by Applicable Law or by agreement to be withheld and reported with respect to wages, salaries, and other payments to the Employees,
         (iii) are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees of Seller.

                  3.9.5 Except as set forth on Disclosure Schedule 3.9.5: (i) Seller has performed in all material respects all obligations required to be performed by it under each Seller Plan and each Seller Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable legal requirements, including ERISA and the Code, (ii) at no time has Seller or any ERISA Affiliate contributed to or been obligated to contribute to any multi-employer plan (as defined in Section 3(37) of ERISA), to any multiple employer plan, or to any plan described in Section 413 of the Code, (iii) neither Seller nor any ERISA Affiliate has ever sponsored, participated in or contributed to any pension plan that is subject to Title IV of ERISA or Section 412 of the Code, and (iv) no Seller Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Key Employee upon his retirement or termination of employment for any reason, except as may be required by statute, and neither Seller nor any of its ERISA Affiliates has ever represented, promised or contracted (whether in oral or written form) to any Key Employee (either individually or as a group) that such Key Employee (or any other Person) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

         3.10 Powers of Attorney. Except as set forth on Disclosure Schedule 3.10, there are no outstanding powers of attorney executed on behalf of Seller in respect of the Business or the Acquired Assets.

         3.11 Books and Records. Except as set forth on Disclosure Schedule 3,11
(i) the books and records of Seller related to the Business and the Acquired Assets (A) are accurate in all material respects, (B) have been materially maintained in accordance with Applicable Laws and with generally accepted practices and standards in the jurisdiction(s) in which Seller operates, (C) are in Seller's possession or under its control, and (ii) the Acquired Assets include all rights necessary to maintain records of the Business in the hands of Seller, and Buyer shall not be dependent upon any other rights or to enable it to continue to maintain the same consistent with the current practices of Seller.

         3.12 Product Warranties; Defects; Liabilities. Except as set forth on Disclosure Schedule 3.12, (i) each Product manufactured, sold, licensed, leased or delivered by Seller has been in conformity with all applicable contractual commitments and all express and implied warranties except where the failure to be in such conformity would not have a Material Adverse Effect with respect to Seller, (ii) Seller does not have any liability (and to the Knowledge of Seller, there is no current reasonable basis for any present or future action, suit, Proceeding, hearing, investigation, charge, complaint, claim or demand against any Product giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, and (iii) no Product manufactured, sold, licensed, leased or delivered by Seller is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by Applicable Law.

         3.13  Indebtedness;  Guarantees.  Except  as set  forth  on  Disclosure
Schedule 3.13, Seller has no indebtedness for money borrowed or for the deferred purchase price of property or services, capital lease obligations, conditional sale or other title retention agreements relating to the Acquired Assets or the Business. Except as set forth on Disclosure Schedule 3.6 above, Seller is not a guarantor or otherwise liable for any liability or obligation of any Person.

         3.14 Insolvency. No insolvency Proceedings of any character, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Business or any of the Acquired Assets are pending or are threatened, and Seller has not made any assignment for the benefit of creditors, or taken any other action which would constitute the basis for the institution of such insolvency Proceedings. Upon consummation of the transactions contemplated by this Agreement, Seller shall have, realizable assets that exceed its liabilities, and upon consummation of the transactions contemplated by this Agreement, Seller shall be able to pay its debts and other obligations as they become due.

         3.15 Financial Statements. Seller has furnished to Buyer true and correct copies of the audited financial statements of Seller for the fiscal years ended September 30, 2001, September 30, 2002, and September 30, 2003. Each of such audited financial statements, including any notes thereto, fairly presents the financial position of Seller as of its respective date, and the results of operations for the periods covered in accordance with United States generally accepted accounting principles, as applied consistently (except as may be noted in the notes to such financial statements) by Seller ("GAAP") throughout the periods indicated and as at the respective dates of such financial statements. Seller has also furnished to Buyer true and correct copies of the internally generated monthly financial statements of Seller since September 30, 2003 (the "Balance Sheet Date"). Such internal monthly financial statements of Seller fairly present the financial position of Seller as of their respective dates in accordance with GAAP throughout the periods indicated and as at the respective dates of such internal financial statements, except that such internal financial statements are subject to year-end adjustments and lack footnotes and other required presentation items.

         3.16 Absence of Undisclosed Liabilities. Except as set forth on Disclosure Schedule 3.16, other than the Assumed Liabilities, those liabilities disclosed as of the Balance Sheet Date, and those liabilities arising in the Ordinary Course of Business since the Balance Sheet Date, Seller has no liabilities, contingent or otherwise.

         3.17 Absence of Changes. Except as set forth on Disclosure Schedule 3.17, between the Balance Sheet Date and the date of this Agreement:

                  3.17.1 Seller has conducted the Business only in the Ordinary Course of Business;

                  3.17.2 there has been no Material Adverse Change;

                  3.17.3  Seller  has  not   mortgaged,   pledged  or  otherwise
         encumbered any of the Acquired Assets;

                  3.17.4 Seller has not sold, assigned, licensed, leased, transferred or conveyed, or committed itself to sell, assign, license, lease, transfer or convey, any of the Acquired Assets;

                  3.17.5 there has been no destruction of, damage to or loss of any of the Acquired Assets;

                  3.17.6 Seller has not accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving the Business;

                  3.17.7 except for the liabilities identified on the Seller Disclosure Letter, has not delayed or postponed the payment of material accounts payable and other liabilities relating to the Business;

                  3.17.8 Seller has not cancelled, compromised, waived or released any right or claim (or series of related rights and claims) relating to the Business;

                  3.17.9 Seller has not entered into any capital commitments in relation to any of the Acquired Assets or the Business;

                  3.17.10 no litigation has been commenced or threatened and to the Knowledge of Seller, no reasonable basis exists for any litigation, Proceeding or investigation against Seller or, to the Knowledge of Seller, any officer or director of Seller or any Key Employee, Technical Transferred Employee or Transferred Employee, which is related to the Business or the Acquired Assets;

                  3.17.11 there has been no notice of any claim or potential claim of ownership by any Person other than Seller of the Intellectual Property or of infringement by the Business of any other Person's Intellectual Property Rights;

                  3.17.12 Seller has not received written notice of any claim or potential claim, and to the Knowledge of Seller, no reasonable basis exists for any claim or potential claim that Seller has infringed the Intellectual Property Rights of any Person or entity; and

                  3.17.13 there has been no agreement by Seller or any Employees, agents or affiliates of Seller to do any of the things described in the preceding clauses of this Section 3.17 (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

         3.18 Certain Business Practices. Neither Seller nor any of its directors, officers, agents or Employees has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         3.19 Minnesota Bulk Sales Law. The State of Minnesota does not impose a "bulk sales law" or its equivalent, and no filings or other compliance measures related to bulk sales are required to effect the transactions contemplated by this Agreement in accordance with Applicable Laws of the State of Minnesota.

         3.20 Brokers. Except for the engagement of Delphi Financial Corporation, which has been employed by Seller to render financial advice and a fairness opinion, Seller has not employed or engaged any broker, finder, agent, investment banker or other Third Party with respect to financial advisory duties, nor has Seller otherwise dealt with any other Person purporting to act in the capacity of any such financial advisor, in connection with the transactions contemplated hereby.

         3.21 Information Supplied. None of the information supplied or to be supplied by Seller, its auditors, attorneys, financial advisors or other consultants or advisors for inclusion in (i) the registration statement on Form S-4, and any amendment thereto, to be filed under the Securities Act of 1933, as amended (the "Securities Act") with the SEC by Buyer in connection with the issuance of the Share Consideration (the "S-4"), or (ii) the proxy statement and any amendment or supplement thereto to be distributed in connection with Seller's meeting of shareholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the S-4, the "Proxy Statement/Prospectus") will, in the case of the Proxy Statement/Prospectus and any amendment or supplement thereto, at the time of the meeting of shareholders of Seller to vote upon this Agreement and the transactions contemplated hereby, or, in the case of the S-4, as amended or supplemented, at the time it becomes effective and at the time of any post-effective amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading to shareholders of Seller with respect to the transactions contemplated by this Agreement. Seller makes no representation with respect to information supplied by Buyer specifically for inclusion therein.


                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the "Schedule of Exceptions" prepared by Buyer and attached hereto, Buyer represents and warrants to Seller as follows:

         4.1 Organization. Buyer is a corporation organized, existing and in good standing under the laws of the State of Delaware and is in good standing and qualified to do business as a foreign corporation in the State of California and the State of Oregon.

         4.2 Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and the Collateral Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of Buyer, including the reservation of all Buyer Common Stock to be issued pursuant to this Agreement. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation, enforceable in accordance with its terms, of Buyer, subject to and limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Applicable Laws and equitable principles relating to or generally affecting the enforcement of creditor's rights.

         4.3 Share Consideration and Capitalization.

                  4.3.1 Buyer's Common Stock to be issued as Share Consideration pursuant to this Agreement has been duly reserved and authorized for issuance and such Common Stock, when issued to Seller in accordance with this Agreement, shall be validly issued, fully paid and non-assessable, registered in accordance with the Securities Act, and shall be issued in compliance with all Applicable Laws subject to any restrictions on transfer contemplated by this Agreement.

                  4.3.2 The authorized capital stock of Buyer consists of 100,000,000 shares of Buyer's Common Stock, par value $0.01 per share and 3,000,000 shares of Buyer's Preferred Stock, $0.01 par value per share, of which 920,000 shares are designated Series A Preferred Stock, 2,000 shares are designated Series B Preferred Stock, 500 shares are designated Series C Preferred Stock, and 2,077,500 shares are not designated. As of December 31, 2003, (i) 42,303,185 shares of Buyer's Common Stock were issued and outstanding, (ii) 1,904 shares of Buyer's Series B Preferred Stock were issued and outstanding, (iii) no shares of Buyer's Series A Preferred Stock or Series C Preferred Stock were outstanding, (iv) stock options for the purchase of 5,188,150 shares of Buyer's Common Stock were granted and outstanding and an additional 5,188,150 shares of Buyer's Common Stock were reserved for issuance under stock option plans and agreements, and (v) warrants for the purchase of 429,500 shares of Buyer's Common Stock were issued and outstanding.

         4.4 Authorization. At or prior to the Closing, any and all additional corporate action on the part of Buyer, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Collateral Agreements, and the consummation of the transactions contemplated herein and therein, and for the authorization, issuance and delivery of the Share Consideration, shall be, or shall have been, taken. At the Closing, the Collateral Agreements, when executed and delivered by Buyer and all other parties respectively signatory thereto, shall constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to and as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Applicable Laws and equitable principles relating to or affecting the enforcement of creditor's rights. Buyer has, or will have at the Closing, all requisite legal and corporate power to enter into this Agreement and the Collateral Agreements, to sell the shares of Buyer's Common Stock constituting the Share Consideration hereunder, and to carry out and perform its obligations under the terms of this Agreement and the Collateral Agreements.

         4.5 Compliance with Law. Buyer is in compliance with all Applicable Laws, and has not violated any Applicable Laws, to the extent any such violation might have a Material Adverse Effect upon Buyer. Buyer has all licenses, permits, certificates and authority from Governmental Bodies which are necessary for the conduct of its business, which the failure to obtain would have a Material Adverse Effect upon Buyer.

         4.6 Governmental Consents. No consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any Governmental Body, stock exchange or Nasdaq are required on the part of Buyer in connection with the execution, delivery or performance of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated herein and therein, except for (i) the filing of the Proxy Statement/Prospectus with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act and the declaration of the effectiveness thereof by the SEC and compliance with various state securities or "blue sky" laws, (ii) the filing with Nasdaq of a "Notification Form: Listing of Additional Shares" with respect to the Share Consideration, if and to the extent required prior to the Closing by the Listing Qualifications Division of Nasdaq, and (iii) such other consents or approvals of the SEC, any stock exchange or Nasdaq which, if not obtained or made, would not have a Material Adverse Effect on the value of Buyer's Common Stock and would not have a Material Adverse Effect on the business condition of Buyer.

         4.7 Compliance with Other Instruments. Buyer is not in violation of any provision of its certificate of incorporation or bylaws or of any provision of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to Buyer, the default or violation of which would have a Material Adverse Effect on Buyer. The execution, delivery and performance of and compliance with this Agreement and the Collateral Agreements and the sale and delivery of the Share Consideration pursuant to the terms hereof and thereof, will not result in any violation of or be in conflict with or constitute a default under any such provision, result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Buyer, or result in the suspension, revocation, impairment, forfeiture or non-renewal of any licenses, permits, certificates or other authority from any Governmental Body which is necessary for the conduct of its business or applicable to the operations or any of its assets or properties, which the failure to maintain would have a Material Adverse Effect upon Buyer.

         4.8 Litigation. As of the date of this Agreement, (i) there are no pending actions, suits, Proceedings, investigations or claims against Buyer which would have a Material Adverse Effect on Buyer or its business, (ii) nor, to Buyer's Knowledge, are there any such pending actions, suits, Proceedings, investigations, or claims threatened, orally or in writing, against Buyer, (iii) nor, to Buyer's Knowledge, is there any basis for any such claim. Buyer is not a party to, nor, to Buyer's Knowledge, subject to the provisions of, any order, writ, Injunction, judgment or decree of any court or Governmental Body that is material, as such term is commonly understood, to Buyer or its business. The foregoing includes, without limitation, actions pending or threatened in writing (or any basis therefor known to Buyer) involving the prior employment of any of Buyer's employees, their use in connection with Buyer's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no action, suit, Proceeding or investigation by Buyer or which Buyer currently intends to initiate that is (i) material, as such term is commonly understood, to Buyer or its business, and (ii) either currently pending or, to Buyer's Knowledge, contemplated.

         4.9 Taxes. Buyer has timely filed, or caused to be timely filed, all federal, state and local Tax Returns for income Taxes, franchise Taxes, sales Taxes, withholding Taxes, property Taxes and all other Taxes of every kind whatsoever required by law to be filed, and all such Tax Returns are complete and accurate and in accordance with all legal requirements applicable thereto. Buyer has paid all Taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. Any provision for Taxes of Buyer as shown in its financial statement filings with the SEC is adequate for Taxes due or accrued as of the date thereof. Buyer has not elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect on Buyer, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. Since the filing of its most recent Form 10-Q with the SEC, Buyer has not incurred any Taxes, assessments or governmental charges other than in the Ordinary Course of Business, and Buyer has made adequate provisions on its books of account for all Taxes, assessments and governmental charges with respect to its business, properties and operations for such period. Buyer has withheld or collected from each payment made to each of its employees, the amount of all Taxes (including, but not limited to, federal income Taxes, Federal Insurance Contribution Act Taxes and Federal Unemployment Tax Act Taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositories.

         4.10 Disclosure. Buyer has furnished or made available to Seller a true and complete copy of each statement, report, schedule, registration statement and definitive proxy or information statement filed by Buyer with the SEC since December 31, 2000 (the "Buyer SEC Documents"), which are all the documents (other than preliminary material) that Buyer was required to file with the SEC since such date. As of their respective filing dates, the Buyer SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act, or the Sarbanes-Oxley Act (to the extent applicable at the time such filings were made or amended prior to the date of mailing of the Proxy Statement/Prospectus), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Documents, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Documents (the "Buyer Financial Statements") comply as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Buyer as at the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount). There have been no changes to Buyer's accounting policies or the methods of making accounting estimates or changes in estimates that are material to Buyer Financial Statements, except as described in the notes thereto.

         4.11 Information Supplied. At the time of the meeting of shareholders of Seller to vote upon the Seller's Plan of Liquidation and Dissolution and this Agreement, the Collateral Documents and the transactions contemplated hereby or, in the case of the S-4, as amended or supplemented, at the time it becomes effective and at the time of any post-effective amendment thereto which occurs prior to the mailing of the Proxy Statement/Prospectus for such meeting, none of the information supplied or to be supplied by Buyer, its auditors, attorneys, financial advisors or other consultants or advisors for inclusion in (i) the S-4, or (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto to be distributed in connection with Seller's meeting of shareholders to vote upon the Seller's Plan of Liquidation and Dissolution and this Agreement, the Collateral Documents and the transactions contemplated hereby, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement/Prospectus or any amendment or supplement thereto or any earlier communication (including the Proxy Statement/Prospectus) to shareholders of Seller with respect to the S-4 or the transactions contemplated by this

Agreement. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of all Applicable Laws, including the provisions of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, and the rules and regulations of the SEC thereunder, except that this paragraph shall not apply with respect to information supplied by Seller specifically for inclusion therein.

         4.12 Brokers. Other than vFinance Investments, Inc., vFinance Consulting and their affiliates, Buyer has not employed or engaged any broker, finder, agent, investment banker or other Third Party with respect to financial advisor duties, nor has Buyer otherwise dealt with any other Person purporting to act in the capacity of any such financial advisor, in connection with the transactions contemplated hereby.

         4.13 Buyer Stockholder Consent. No consent or approval of the stockholders of Buyer is required (i) to enter into this Agreement and consummate the transactions contemplated hereby, or (ii) to issue the Share Consideration.


                                   ARTICLE 5

                               COVENANTS OF SELLER

Seller covenants and agrees as follows:

         5.1 Approval and Consummation of Transaction; Cooperation Clause. Subject to the provisions of Section 6.5 hereof, promptly after the declaration of effectiveness of the S-4 for registration of the Share Consideration, Seller shall deliver to its stockholders an information and Proxy Statement/Prospectus which shall contain, among other things, the recommendation of Seller's Board of Directors to adopt and approve both (i) the Seller's Plan of Liquidation and Dissolution, and the authority of Seller to act in accordance with the Seller's Plan of Liquidation and Dissolution, and (ii) this Agreement, the Collateral Documents and the transactions contemplated by this Agreement. Except as expressly permitted by Section 6.5 below, Seller's Board of Directors shall not withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Buyer, its recommendation that Seller's stockholders vote in favor of the adoption and approval of the Seller's Plan of Liquidation and Dissolution. Finally, subject to the approval by Seller's stockholders of the Seller's Plan of Liquidation and Dissolution and the provisions of Section 6.5 below, Seller shall (i) use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, and (ii) execute and deliver, or cause to be executed and delivered, such additional or further bills of sale, endorsements, assignments, consents and other instruments as Buyer may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to put Buyer in possession of the Acquired Assets acquired under this Agreement. To such end, at any time, and from time to time, after the Closing, Seller shall, promptly upon request by Buyer, execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably request in order more effectively to transfer, convey and assign to Buyer, or to confirm Buyer's title to, the Acquired Assets, and/or to put Buyer in possession and control thereof. All such documents shall be in form reasonably satisfactory to

Buyer's legal counsel. After the Closing, any out-of-pocket expenses related to the foregoing shall be borne by the Party incurring such expense.

         5.2 Discharge of Debts. To the extent necessary and required to transfer, convey, assign and deliver the Acquired Assets to Buyer on the Closing Date free and clear of all liens and encumbrances, Seller shall hereafter promptly and fully satisfy and discharge all of its debts, liabilities and obligations when due, or shall obtain full releases from the same or make sufficient provisions to pay the same or to be released therefrom, all to the satisfaction of Buyer. Seller shall not make any distribution of its assets to its stockholders until all liabilities and obligations incurred on or prior to the Closing, and all liabilities and obligations arising out of any contract, agreement or other arrangement entered into on or prior to the Closing, have been paid and discharged in full or an amount sufficient therefor has been set aside for payment thereof.


                                   ARTICLE 6

                              ADDITIONAL AGREEMENTS

         6.1 Access.

                  6.1.1 Pending the Closing. During the period commencing on the date of this Agreement and continuing through the Closing Date, upon reasonable prior notice from Buyer to Seller, Buyer shall be permitted to make a full and complete investigation of the assets, business, and books and records of Seller. For such purpose, Seller shall (i) afford to Buyer and its representatives, at all reasonable times during normal business hours, full and complete access to Seller's personnel, professional advisors, properties, contracts, books and records and other documents and data, (ii) furnish Buyer and its representatives with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (iii) furnish Buyer and its representatives with such additional financial documentation (including Tax Returns and supporting documentation), audit work papers (if in the actual or constructive possession of Seller, directly or indirectly), if any, operating and other data and financial information as Buyer may reasonably request, in each case relating to the Business. All information gained by Buyer through such investigation concerning the Business and affairs of Seller shall be kept confidential in accordance with the Parties' (i) Amendment to Mutual Non-Disclosure Agreement dated October 6, 2003, (the "Non-Disclosure Agreement Amendment") and (ii) Amended and Restated Mutual Non-Disclosure Agreement dated effective July 21, 2003 (the "Amended Non-Disclosure Agreement"). No information or knowledge obtained in any investigation pursuant to this Section 6.1.1 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement; provided, however, that in the event that Buyer obtains information of a breach, or potential breach, of a representation or warranty of Seller, Buyer shall promptly notify Seller of such breach or potential breach.

                  6.1.2 Post-Closing Cooperation. Following the Closing, each Party shall afford the other Party and its representatives, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the other Party in connection with: (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement or any Collateral Agreement, (iii) compliance with the requirements of any Governmental Body, or (iv) in connection with any actual or threatened investigation, claim, action, or Proceeding. If at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each Party will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost of the Party being so requested.

         6.2 Operation of Business by Seller. Between the date of this Agreement and the Closing Date, unless otherwise agreed in writing by Buyer, Seller shall:

                  6.2.1 except as otherwise allowed or required pursuant to the terms of this Agreement, conduct the Business in the ordinary course of business consistent with past practice (including with respect to quantity and frequency) (the "Ordinary Course of Business");

                  6.2.2 pay the debts and Taxes of the Business when due;

                  6.2.3 pay or perform other obligations of the Business when due in the Ordinary Course of Business;

                  6.2.4 use commercially reasonable, good faith efforts to preserve intact the current business organization of Seller relating to the Business, keep available the services of the Key Employees, Technical Transferred Employees and Transferred Employees, and maintain its relations and goodwill with the suppliers, customers, distributors, licensors, licensees, landlords, trade creditors, employees, agents and others having relationships with Seller relating to the Business, all with the goal of preserving unimpaired the goodwill and ongoing business of the Business as of the Closing;

                  6.2.5 confer with Buyer concerning the Business or operational matters as they affect such Business as reasonably requested by Buyer;

                  6.2.6 use commercially reasonable, good faith efforts to maintain all of the Acquired Assets in their current condition, ordinary wear and tear excepted and, in the event of any damage to or destruction of any of the Acquired Assets prior to the Closing Date, promptly replace, repair or restore such Acquired Assets;

                  6.2.7 maintain Seller's books and records in the Ordinary Course of Business; and

                  6.2.8 report to Buyer concerning any event or occurrence not in the Ordinary Course of Business or any material event involving the Business, the Technology, any Acquired Asset, any Key Employee, Technical Transferred Employee or Transferred Employee.

Buyer acknowledges that (i) Seller's operation of its Business is not, and is not anticipated prior to the Closing to become, profitable, and (ii) the announced sale of the Business may cause Third Parties to require changes in the manner that Seller does business with such Third Parties (including with respect to quantity and frequency).

         6.3 Conduct Prior to Closing. Except as otherwise expressly permitted by this Agreement, excluding all transactions entered into and services provided in the Ordinary Course of Business, Seller shall not, without the prior written consent of Buyer:

                  6.3.1 take any action to impair, encumber, create a lien against or otherwise adversely affect the Business or the Acquired Assets;

                  6.3.2 sell or otherwise transfer or dispose of any of the Acquired Assets to any Third Party;

                  6.3.3 enter into any contract relating to (i) the sale or distribution of the Transferred Intellectual Property or (ii) any of the Acquired Assets;

                  6.3.4 materially change pricing or royalties charged to existing customers or licensees of the Business;

                  6.3.5 enter into any strategic arrangement or relationship, joint venture, development or joint marketing arrangement or other marketing agreement relating to the Business;

                  6.3.6 hire any employees relating to the Business;

                  6.3.7 materially amend or modify, or violate the terms of, any of the Assigned Contracts to the detriment of Seller or Buyer;

                  6.3.8 declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock; or

                  6.3.9 take, or agree in writing or otherwise to take, any of the actions described in Sections 6.3.1 through 6.3.8 above, or any other action that would prevent Seller from performing or cause Seller not to perform its covenants under this Agreement.

         6.4 Confidentiality. The Parties hereby incorporate by reference into this Agreement all terms and conditions of both the (i) Non-Disclosure Agreement Amendment, and (ii) the Amended Non-Disclosure Agreement. Each of the Parties agrees that the information obtained in any investigation pursuant to Section
6.1 of this Agreement, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated by this Agreement, shall be governed by the terms of the Non-Disclosure Agreement Amendment and the Amended Non-Disclosure Agreement.

         6.5 Exclusivity and Acquisition Proposals. Other than as specifically permitted in this Section 6.5, from and after the date of this Agreement until the earlier to occur of the

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

Closing or termination of this Agreement pursuant to its terms, Seller shall immediately terminate any discussions or negotiations with any Person, other than Buyer, relating to any proposal for the acquisition of Seller, the Business, the sale of Seller's securities (other than under employee benefit plans), or assets of Seller (an "Acquisition Proposal"). Unless otherwise permitted under this Section 6.5, Seller specifically shall not, and Seller shall use all reasonable commercial efforts to cause its directors, officers, employees, stockholders, financial advisors, agents and affiliates not to, directly or indirectly, (i) solicit, conduct discussion with or engage in negotiation with any Person (other than Buyer and its affiliates, agents and representatives) relating to an Acquisition Proposal, (ii) provide information concerning Seller or the Business and assets of Seller to, or afford access to the properties, books or records of Seller to, any Person (other than Buyer and its affiliates, agents and representatives), or enter into any agreement or understanding with, any Person (other than Buyer and its affiliates, agents, and representatives) relating to, constituting or reasonably likely to lead to an Acquisition Proposal, or (iii) approve, endorse or recommend an Acquisition Proposal of any Person (other than that of Buyer as set forth in and as consistent with this Agreement).

                  6.5.1 As promptly as practicable after receipt of any Acquisition Proposal or request for nonpublic information or inquiry which it reasonably believes would lead to an Acquisition Proposal, as the case may be, Seller shall immediately notify Buyer thereof, and shall provide Buyer with information as to the identity of the Person making any such Acquisition Proposal or request for nonpublic information and the specific terms of same, unless the identity of the proposing and/or requesting Person must be held confidential as a result of any previously executed (before the date hereof) nondisclosure agreement(s) with a Third Party.

                  6.5.2 Notwithstanding anything to the contrary contained in this Section 6.5, in the event that Seller receives an unsolicited, bona fide written Acquisition Proposal from a Third Party (other than Buyer and its affiliates, agents and representatives) that Seller's Board of Directors concludes in good faith (following receipt of the advice of outside counsel and an outside financial advisor) is, or is likely to result in, a Superior Proposal (as defined in Section 6.5.4 below), Seller may take any of the following actions if and to the extent Seller's Board of Directors concludes in good faith (following receipt of the advice of outside counsel) that Seller's failure to do so is reasonably likely to result in a breach of the fiduciary obligations of Seller's directors under Applicable Law:

                           6.5.2.1 Furnish information  concerning Seller or the
                  Business and assets of Seller, and afford access to the properties, books or records of Seller to the Third Party making such Acquisition Proposal; provided, however, that (i) concurrently with such action Seller must give Buyer written notice of its (Seller's) intention to take such action, (ii) Seller must receive from the Third Party making such Acquisition Proposal an executed confidentiality or nondisclosure agreement containing customary limitations on the use and disclosure of all information, written and oral, received from Seller under this Section 6.5.2.1, the terms of which are at least as restrictive as the terms contained in the Amended Non-Disclosure Agreement, and (iii) contemporaneously with furnishing said information to the Third Party making the Acquisition Proposal,

                  Seller must also provide Buyer with such information to the extent such information has not been previously so provided to Buyer; and

                           6.5.2.2 Engage in  negotiations  with the Third Party
                  with respect to the Acquisition Proposal; provided, however, that concurrently with entering into negotiations with such Third Party, Seller gives Buyer written notice of its (Seller's) intention to enter into negotiations with such Third Party.

                  6.5.3 In response to the receipt of a Superior Proposal, (i) Seller's Board of Directors may withhold, withdraw, amend or modify its approval and, if previously made to Seller's stockholders, its recommendation in favor of this Agreement, the Collateral Documents and the transactions contemplated by this Agreement, and (ii) the Subject Company Shareholders shall be fully and completely released from their respective obligations to vote their shares of Seller's voting stock in favor of the same pursuant to the Voting and Proxy Agreement(s), but only if the following conditions (A) through (F) inclusive are met: (A) the Superior Proposal has not been withdrawn, (B) Seller's stockholders have not yet voted with respect to or otherwise not yet consented to the approval of the Seller's Plan of Liquidation and Dissolution, this Agreement and the Collateral Documents and the transactions contemplated by this Agreement, and (C) Seller has (1) provided Buyer with written notice which expressly verifies Seller's receipt of a Superior Proposal, explains the material terms of such Superior Proposal, discloses the identity of the Third Party making such Superior Proposal, and states that Seller's Board of Directors is vacating its previous approval of this Agreement and the sale of the Acquired Assets hereunder, and (2) provided Buyer with a copy of all written materials delivered to the Third Party making said Superior Proposal, (D) Seller has not breached in any material respect any of the provisions of this Section 6.5, (E) Seller's Board of Directors has determined in good faith (after consultation with Seller's outside counsel) that such course of action is necessary for compliance with the directors' fiduciary duties under Applicable Law, and (F) Seller has negotiated, and its Board of Directors has determined to enter into, a definitive agreement relating to such Superior Proposal.

                  6.5.4 For purposes of this Section 6.5, "Superior Proposal" means any Acquisition Proposal which Seller's Board of Directors (i) determines in good faith is reasonably likely to be consummated, taking into account all legal, financial, regulatory and other aspects thereof, including, but not limited to, the Third Party making such Acquisition Proposal, and (ii) believes in good faith is more favorable to Seller's stockholders from a financial point of view than the transactions contemplated under this Agreement.

                  6.5.5 If under this Section 6.5,  Seller's  Board of Directors
         (i) is permitted to under this Section 6.5, and (ii) in fact does approve, recommend and enter into a definitive agreement with respect to a Superior Proposal made by a Third Party other than Buyer, both Buyer and Seller shall have the immediate and independent right to terminate this Agreement. The Parties agree that damages shall be difficult to ascertain with any certainty in the event that a Superior Proposal is accepted by Seller but recognize that such damages will be substantial to Buyer. Consequently, the Parties agree that $850,000 is a proper measure of such damages and have voluntarily agreed that such amount is their best estimate thereof. In the event that Seller or Buyer terminates this Agreement, upon the occurrence of the events described in both (i) and (ii) immediately above, Seller shall, within forty-five (45) days following such termination, pay in cash to Buyer as a termination fee and as Buyer's sole remedy under this Agreement, a lump sum of Eight Hundred Fifty Thousand Dollars ($850,000). Upon Buyer's receipt of such payment within the forty-five (45) day time period, Seller shall have no further liability to Buyer hereunder.

         6.6 Notification of Certain Matters. Each Party shall use its good faith efforts to give prompt notice to the other Party of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such Party contained in this Agreement to be materially untrue or inaccurate at or prior to the Closing, and
(b) any material failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, except for and subject to a Party's supplementation right set forth in Section 11.16, that the delivery of any notice pursuant to this Section 6.6 shall not (i) limit or otherwise affect any remedies available to the other Party, or (ii) constitute an acknowledgment or admission of a breach of this Agreement by either Party.

         6.7 Public Disclosure. Subject to the public disclosure obligations of Buyer under Applicable Laws, other than with the other Party's written consent, no Party shall issue any statement or communication to any Third Party (whether or not in response to an inquiry) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if this Agreement is terminated and the reasons therefor. If Buyer, and/or its counsel, in good faith based on Applicable Laws, determines that Buyer is required to make a public announcement of the subject matter of this Agreement, Buyer shall advise Seller of such proposed announcement and consult with Seller on same. Otherwise, all future press releases describing the terms of this Agreement or describing the Business as conducted by Seller shall be prepared by Buyer, not inconsistent with the information included in any prior press release referred to above, but subject to Seller's approval, not to be unreasonably withheld, before release to any Third Party. Notwithstanding the foregoing, if this Agreement is terminated, the fact of such termination alone may be disclosed by Buyer or Seller without breach of this Section 6.7.

         6.8 Covenants Regarding Key Employees, Technical Transferred Employees and Transferred Employees.

                  6.8.1 Prior to the Closing Buyer shall make an offer of employment to each of Seller's employees set forth on Schedule 6.8.1 (the "Transferred Employees") pursuant to and substantially in the form of Exhibit N hereof, which also includes the form of Buyer's confidential information and invention assignment agreement (each of which must be executed and delivered to Buyer in order for the Transferred Employee to become employed by Buyer). Seller and Buyer agree that Schedule 6.8.1 shall be brought current immediately prior to the Closing Date to assure that each then current employee of Seller who was hired by Seller after the date of this Agreement, consistent with Seller's covenants herein, receives an offer of employment from Buyer prior to the Closing.

                  6.8.2 Immediately prior to the Closing, to become effective at and upon the Closing, Seller shall terminate (i) the employment of all Key Employees, Technical Transferred Employees and Transferred Employees, and (ii) all employment contracts and any other arrangements with the Key Employees, Technical Transferred Employees and/or Transferred Employees. Seller shall remain solely responsible for satisfying, discharging or performing all such liabilities, debts, contracts and obligations it owes to Key Employees, Technical Transferred Employees and Transferred Employees in accordance with their respective terms, except to the extent such liabilities, debts, contracts and obligations are included in the Assumed Liabilities used to compute the Closing Net Working Capital. Immediately after the Closing, to the extent then due and payable Seller shall pay to the Key Employees, Technical Transferred Employees and Transferred Employees any and all liabilities relating to or arising out of their employment or termination of employment, including any payments and benefits due to same pursuant to accrued wages, salary, bonus, commission and/or all other forms of compensation, excluding, however, vacation time, sick time, personal time, medical leave time, and/or their equivalents.

                  6.8.3 Seller agrees and acknowledges that the selling group (as defined in Treasury Regulation Section 54.4980B-9, Q&A-3(a)) of which Seller is a part shall continue to offer a group health plan to Employees after the Closing and, accordingly, that Seller and such selling group shall be solely responsible for providing continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") to those individuals who are M&A qualified beneficiaries (as defined in Treasury Regulation Section 54.4980B-9, Q&A-4(a)) with respect to the transactions contemplated by this Agreement. Seller shall indemnify, defend and hold harmless Buyer for, from and against any and all claims, liabilities, losses, costs and expenses (including attorney's fees) relating to, arising out of, or resulting from any and all COBRA obligations, liabilities and claims related to such M&A qualified beneficiaries and all other qualified beneficiaries (as defined in Code Section 4980B(g)(1)) with respect to Seller's group health plans. Seller further agrees and acknowledges that in the event that such selling group ceases to provide any group health plan to any Employee prior to the expiration of the continuation coverage period for such M&A qualified beneficiaries (pursuant to Treasury Regulation Section 54.4980B-9, Q&A-8(c)), then Seller shall provide Buyer with written notice of such cessation as far in advance of such cessation as is reasonably practicable (and, in any event, at least 30 days prior to such cessation).

                  6.8.4 Seller shall pay and remit to its health insurance provider(s) in a timely fashion any and all applicable premiums that shall or would otherwise apply with respect to providing health insurance to the Closing to the Key Employees, Technical Transferred Employees and the Transferred Employees.

                  6.8.5 Upon the effective date of their respective agreements with Buyer, which effective date shall be at the Closing, the Key
         Employees,   Technical   Transferred

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

         Employees and the Transferred Employees shall be eligible to receive benefits consistent with Buyer's standard human resources policies. Nothing in this Section 6.8 shall be construed to entitle any Key Employee, Technical Transferred Employee or Transferred Employee to continue his or her employment with Buyer or any affiliate of Buyer for any period of time and Buyer's employment of all Key Employees, Technical Transferred Employees and Transferred Employees shall be terminable "at-will," except as may be otherwise expressly provided in any such respective Key Employee's, Technical Transferred Employee's or Transferred Employee's written agreement with Buyer.

                  6.8.6  Seller  agrees  that  (i)  acceptance  of an  offer  of employment from Buyer by a Key Employee, Technical Transferred Employee or Transferred Employee shall not in and of itself violate any provision of the employee confidentiality and invention assignment agreement between such Key Employee, Technical Transferred Employee or Transferred Employee and Seller or any other agreement related in any way to Seller's employment of such Key Employee, Technical Transferred Employee or Transferred Employee (the "Seller Confidentiality Agreement"), (ii) following such Key Employee's, Technical Transferred Employee's or Transferred Employee's commencement of employment with Buyer, neither Buyer nor the subject Key Employee, Technical Transferred Employee nor Transferred Employee shall be required to disclose or assign to Seller any inventions by such Key Employee, Technical Transferred Employee or Transferred Employee in the
         performance of his or her employment duties with Buyer, and such failure to disclose and assign same shall not constitute a breach of the Seller Confidentiality Agreement, and (iii) Buyer's employment of such Key Employee, Technical Transferred Employee or Transferred Employee shall not constitute a breach of any non-competition agreement or similarly restrictive obligation between such Key Employee, Technical Transferred Employee or Transferred Employee and Seller. Following such Key Employee's, Technical Transferred Employee's or Transferred Employee's effective date of employment with Buyer, the Parties agree that any intellectual property developed by such Key Employee, Technical Transferred Employee or Transferred Employee in the performance of his or her employment duties for Buyer shall be the exclusive property of Buyer.

         6.9  Registration  of Share  Consideration;  Compliance with Securities
Laws.

                  6.9.1 As promptly as practicable after the date hereof,  Buyer shall prepare and file with the SEC the Proxy Statement/Prospectus and any other documents required by the Exchange Act in connection with this transaction, specifically the registration of the maximum number of shares of Buyer's Common Stock that may be issued by Buyer to Seller as Share Consideration pursuant to this Agreement. Buyer shall use its commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Buyer shall also take all action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the Share Consideration. Seller shall provide Buyer and its counsel for inclusion in the S-4, in form and substance reasonably satisfactory  to Buyer and its  counsel,  such  information  concerning
         Seller, the Business or Seller's Products as Buyer may reasonably request, including, but not limited to the financial statements of Seller identified in Section 3.15 above. Each Party shall use commercially reasonable efforts to respond to any comments that the SEC may forward regarding the S-4 and to have the S-4 declared effective under the Securities Act, as promptly as practicable after the filing of same. Buyer will notify Seller promptly of the receipt of any comments from the SEC or its staff for amendments or supplements to the S-4 or for additional information, and Seller shall supply Buyer with all information relating to Seller that Buyer or its counsel deem necessary to appropriately respond to the SEC or to prepare an amendment or supplement to the S-4 for filing.

                  6.9.2 Seller shall use commercially reasonable efforts to cause to be delivered to Buyer a letter addressed to Buyer from Seller's independent auditors, dated the date on which the S-4 shall become effective and within two (2) business days prior to the Closing Date, in form and substance reasonably satisfactory to Buyer and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

         6.10 Legal Requirements. Seller and Buyer shall each take all reasonable actions necessary to comply promptly with all Applicable Laws which may be imposed on such Party with respect to the consummation of the transactions contemplated by this Agreement and shall promptly cooperate with and furnish information to the other Party in connection with any such requirements imposed upon such Party regarding the consummation of the transactions contemplated by this Agreement. Seller and Buyer shall take all reasonable actions necessary to obtain (and shall cooperate with the other Party in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity or other Person, required, respectively, to be obtained or made by Seller or by Buyer in connection with the taking of any action contemplated by this Agreement. After the Closing, any out-of-pocket expenses related to the foregoing shall be borne by the Party incurring such expense.

         6.11 Bulk Sales Requirements. If Seller is required to comply with the bulk sales laws of any jurisdiction (other than State of Minnesota, which does not impose a bulk sales law), Seller shall so inform Buyer and its counsel and provide all such information and execute and deliver such documents as Buyer may reasonably request in order to enable Seller to comply with the bulk sales laws of any jurisdiction where such compliance is required.

         6.12 Additions to and Modification of Seller Disclosure Letter and Schedule of Exceptions.

                  6.12.1 Concurrently with the execution and delivery of this Agreement, Seller has delivered a Seller Disclosure Letter, which sets forth the Disclosure Schedules that include all of the information required by the relevant provisions of this Agreement as of the date hereof. Seller acknowledges and agrees that the Seller Disclosure Letter is the only operative document that modifies Seller's representations and warranties identified in this Agreement regardless of any due diligence review undertaken by Buyer. Seller may deliver to Buyer a Supplement to the Seller Disclosure Letter in accordance with the provisions of Section 11.16 hereof to reflect the then-current circumstances and any resulting additions, deletions or modifications to the Disclosure Schedules to this Agreement since the date of this Agreement; provided, however, except for and subject to the provisions of Section 11.16 of this Agreement, no such Supplement shall be deemed to constitute an exception to any of Seller's representations and warranties under Article 3, nor limit the rights and remedies of Buyer under this Agreement for any breach by Seller of such representation and warranties.

                  6.12.2 Concurrently with the execution and delivery of this Agreement, Buyer has delivered a Schedule of Exceptions that includes all of the information required by the relevant provisions of this Agreement. Buyer acknowledges and agrees that the Schedule of
         Exceptions is the only operative document that modifies Buyer's representations and warranties identified in this Agreement regardless of any due diligence review undertaken by Seller. At or prior to the Closing, Buyer shall deliver to Seller a Supplement to the Schedule of Exceptions to reflect the then-current circumstances and any resulting additions, deletions or modifications to the exhibits to this Agreement since the date of this Agreement; provided, however, except for and subject to the provisions of Section 11.16 of this Agreement, no such Supplement shall be deemed to constitute an exception to any of Buyer's representations and warranties under Article 4, nor limit the rights and remedies of Seller under this Agreement for any breach by Buyer of such representations and warranties.

         6.13 Assistance with Post-Closing Audit. Following the Closing, Seller shall deliver to Buyer all of the financial and other information possessed by and relating to Seller (as reasonably specified by Buyer in writing) that is required to enable Buyer to file financial statements required by Item 7 of Form 8-K with respect to the transactions contemplated by this Agreement. Seller shall provide Buyer and its independent public accountants access to such books, records, work papers and data as may be reasonably requested by Buyer for the purpose of Buyer's conduct of an audit or review of the financial statements of the Business for such periods as Buyer may require for the satisfaction of such Form 8-K requirements. Seller shall use reasonable commercial efforts to provide all required certifications, representations, confirmations, records, documentation, support, availability of appropriate personnel and representatives, and the like as reasonably requested by Buyer and Buyer's independent public accountants to complete Buyer's audit requirements by the due dates required by applicable SEC regulations.

         6.14 Actions and Omissions for "C" Reorganization. Buyer shall not take or omit to take any action which does or could have the effect of disqualifying the transactions contemplated by this Agreement for the favorable Tax treatment and result desired under Code Section 368(a)(1)(C) and the regulations thereunder, including (i) Buyer will not (has no plan or intention to) reacquire any of its stock issued to Seller in the transactions contemplated by this Agreement, (ii) following the transactions contemplated in this Agreement, Buyer will continue the historic Business of Seller or use a significant portion of Seller's historic Business assets in a business as required pursuant to Section 1.368-1(d) of the federal income tax regulations, (iii) Buyer will not sell or otherwise dispose of any of the assets of Seller acquired in the transactions contemplated by this Agreement, except for disposition made in the Ordinary Course of Business, and (iv) no payments of the purchase price or the contingent consideration hereunder shall be made by any consideration other than voting common stock of Buyer. Buyer agrees to fully cooperate with Seller and its Tax advisors with respect to information and assurances needed to obtain the Tax opinion described in Section 7.5 hereof.

         6.15 Payment of Assumed Liabilities. After the Closing, Buyer shall timely and promptly, and in good faith, perform, pay or otherwise satisfy all Assumed Liabilities, and shall honor all accruals of vacation, sick time, personal time, medical leave time and/or their equivalents of or relating to the Key Employees, Technical Transferred Employees and the Transferred Employees.

         6.16 Post-Closing Transition Services. If Buyer desires post-Closing transition services to be provided by Seller personnel outside of the scope of the cooperation covenants set forth in this Agreement, Buyer shall contract for such services directly with Seller and shall not directly engage, hire, attempt to hire or otherwise employ any then current employee of Seller after the Closing. Seller shall make commercially reasonable efforts to make such services available to Buyer on a timely basis; however, the provision of such services shall not cause Seller personnel to fail to properly and diligently perform duties required by Seller. All charges for such services will be charged to Buyer at Seller's hourly base salary cost plus twenty percent (20%). Buyer shall pay all Seller invoices for such services within fifteen (15) days of presentment.


                                   ARTICLE 7

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at the Closing of each of the following conditions:

         7.1 Approvals.

                  7.1.1 Seller's shareholders shall have approved Seller's Plan of Liquidation and Dissolution and this Agreement, the Collateral Documents and the transactions contemplated by this Agreement in accordance with (i) the articles of incorporation and bylaws of Seller, and (ii) Applicable Law.

                  7.1.2 All consents, approvals and authorizations of orders, registrations, declarations and filings with, and expirations of waiting periods imposed by, any governmental entity, domestic or foreign, necessary for the consummation of the transactions contemplated by this Agreement, including, but not limited to, the effective registration of the Share Consideration on the S-4, shall have been obtained or filed or have occurred.

         7.2 Representations, Warranties and Covenants. The representations and warranties of Buyer in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date (giving effect to any Supplement to the Schedule of Exceptions), except (i) for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) for such inaccuracies that, either individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on the assets, liabilities, operations or financial condition of Buyer, and Buyer shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

         7.3 Certificate of Buyer. Seller shall have been provided with a certificate of Buyer executed by the President or Chief Financial Officer of Buyer to the effect that, as of the Closing Date: (i) all representations and warranties (as amended by any Supplement to the Schedule of Exceptions) made by Buyer under this Agreement are true and complete, and (ii) all covenants, obligations and conditions of this Agreement to be performed by Buyer on or before such date have been so performed.

         7.4 Effectiveness of S-4. The SEC shall have declared effective the S-4 registration statement for Buyer's registered offering of the maximum number of shares of Buyer's Common Stock that may be issued by Buyer to Seller pursuant to this Agreement as the Share Consideration, and no stop order shall have been issued with respect to the S-4 and no Proceeding for such purpose shall have been commenced.

         7.5 Tax Opinion. Seller's tax advisors shall have issued a tax opinion that the transaction(s) contemplated hereunder qualify or qualifies as a tax-free reorganization of Seller under Code Section 368(a)(1)(C).

         7.6 Legal Opinion. Seller shall have received from Manatt, Phelps & Phillips, LLP, Buyer's counsel, a legal opinion in substantially the form attached as Exhibit O.

         7.7 No Litigation. No action, suit, or Proceeding shall be pending or threatened before any government entity, domestic or foreign (other than one initiated by Buyer), to restrain or prohibit, or to obtain specific damages in respect of this Agreement or the consummation of the transactions contemplated hereby and which (i) may have a Material Adverse Effect on the Acquired Assets or the Business, and (ii) has a reasonable likelihood of success.

         7.8 Deliveries. Buyer shall have delivered to Seller executed copies of this Agreement and of each Collateral Agreement to be executed by it, and Buyer shall also have delivered (i) a stock certificate representing the Closing Shares in accordance with Sections 2.1.3.1 and 2.3.1.1 above to Seller, and (ii) a stock certificate representing the Escrow Shares in accordance with Sections
2.1.3.2 and 2.3.1.2 above to the Escrow Agent.

         7.9 Nasdaq. Buyer's Common Stock constituting the Share Consideration shall, to the extent required by Nasdaq, be approved for listing by the Nasdaq SmallCap Market, subject to official notice of issuance.


                                   ARTICLE 8

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                    OF BUYER

The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at the Closing of each of the following conditions:

         8.1 Approvals. Seller shall have obtained the consent of its shareholders to Seller's Plan of Liquidation and Dissolution and this Agreement, the Collateral Documents and the transactions contemplated by this Agreement in accordance with Applicable Laws and Seller's articles of incorporation and bylaws then in effect. All consents, approvals, orders and authorizations of, and registrations, declarations and filings with, and expirations of waiting periods imposed by, any governmental entity, domestic or foreign, necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed or have occurred.

         8.2 Representations, Warranties and Covenants. The representations and warranties of Seller in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date (giving effect to any Supplement to the Seller Disclosure Letter), except (i) for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) for such inaccuracies that, either individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on the Acquired Assets or Business, and Seller shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

         8.3 Certificate of Seller. Buyer shall have been provided with a certificate of Seller executed by the President or Chief Financial Officer of Seller to the effect that, as of the Closing Date: (i) all representations and warranties (as amended by any Supplement to the Seller Disclosure Letter) made by Seller under this Agreement are true and complete, and (ii) all covenants, obligations and conditions of this Agreement to be performed by Seller on or before such date have been so performed.

         8.4 Deliveries. Seller shall have (a) delivered to Buyer executed copies of this Agreement and each Collateral Agreement to be executed by it, (b) delivered, transferred, assigned or licensed to Buyer (as the case may be) all of the Acquired Assets described in Section 1.1 above, and (c) delivered all other items required for it to deliver to Buyer under Sections 2.2 and 2.3 above.

         8.5 Payment of Outstanding Liabilities. To the extent necessary and required to transfer, convey, assign and deliver the Acquired Assets to Buyer on the Closing Date free and clear of all liens and encumbrances, Seller shall have taken any and all necessary reasonable commercial actions to arrange to pay off and/or obtain full releases from all of its liabilities and obligations, or shall have made sufficient provisions to so pay or obtain releases, to the reasonable commercial satisfaction of Buyer.

         8.6 Termination or Release of Security Interests. Seller shall have delivered to Buyer evidence, satisfactory to Buyer to the extent commercially reasonable, of termination or release of all security agreements, security interests or guarantees, if any, relating to the Acquired Assets.

         8.7 UCC Termination Statements. Buyer shall have been furnished with UCC termination statements with respect to all UCC-1 financing statements evidencing security interests in any of the Acquired Assets.

         8.8 Termination of Employees. As of and upon the Closing, Seller shall have terminated each Key Employee, Technical Transferred Employee and
Transferred Employee effective at and upon the Closing and any existing employment agreement between Seller and each (i) Key Employee (other than David
H. Parish), (ii) Technical Transferred Employee, and (iii) Transferred Employee shall have been terminated. In addition, as of the Closing Date, Seller shall have terminated, waived and released its rights under any covenants regarding non-competition, conflicting obligations and other rights under any contracts with each Key Employee, Technical Transferred Employee and Transferred Employee.

         8.9 Legal Opinion. Buyer shall have received from Briggs and Morgan, P.A., Seller's counsel, a legal opinion in substantially the form attached as Exhibit P.

         8.10 No Material Adverse Effect. There shall not have occurred any event or exist any circumstance or condition of any character (including, without limitation, any bankruptcy or equivalent Proceeding involving Seller or any other Proceeding challenging, threatening, or seeking to enjoin this Agreement or any of the transactions contemplated hereunder) that has had or could reasonably be expected to have a Material Adverse Effect on the Business or Acquired Assets since the date of this Agreement.

         8.11 Third Party Consents. Third Party consents necessary for Seller to assign or transfer Seller's rights under the Assigned Contracts as set forth on
Schedule 8.11 hereto shall have been obtained by Seller to Buyer's commercially reasonable satisfaction, not to be unreasonably withheld, delayed or conditioned by Buyer.

         8.12 Inventory Test. Seller's current inventory shall not exceed a lower of cost or market amount of Five Hundred Thousand Dollars ($500,000) as determined in accordance with the calculation of the Estimated Closing Net Working Capital as described in Section 2.2.1 hereof.


                                   ARTICLE 9

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         9.1 Survival of Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate one (1) year after the Closing Date; provided, however, that the representations and warranties contained in Section 3.5 above shall terminate on the thirty-six (36) month anniversary of the Closing and the representations and warranties contained in Section 3.8 shall terminate sixty (60) days after the last day of the statute of limitations period for any Third Party claim relating thereto; provided, however, that the foregoing shall not preclude or prevent Seller or its successor trust from dissolving its existence under Applicable Law. The representations and warranties of Buyer contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate one (1) year after the Closing Date; provided, however, that the representations and warranties contained in Sections 4.9, 4.10 and 4.11 shall terminate sixty (60) days after the last day of the statute of limitations period. Covenants set forth in this Agreement shall survive until the dissolution of Seller and the termination of Seller's successor trust, or upon such earlier date as set forth herein.

         9.2 Indemnification of Buyer. Seller agrees to defend, indemnify and hold Buyer and its officers, directors, employees, agents, other representatives and affiliates (collectively, the "Buyer Indemnified Parties"), harmless from and against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (subject to and limited by the provisions of Sections 9.2.4 hereof) (hereinafter, individually a "Loss" and collectively "Losses") incurred or sustained by such Persons, directly or indirectly, as a result of (a) any breach or inaccuracy of a representation or warranty of Seller contained in this Agreement or in any certificate, instrument, or other document delivered by Seller pursuant to this Agreement, (b) any failure by Seller to perform or comply with any covenant applicable to it contained in this Agreement or any of the Collateral Agreements, (c) any Excluded Liabilities, including, without limitation, any liabilities arising from or relating to Seller's operation of the Business prior to the Closing, (d) any Warranty Claims in excess of the amount reserved in the final Statement of Closing Net Working Capital, (e) any Sales Returns in excess of the amount reserved in the final Statement of Net Working Capital, or (f) fraud or willful misrepresentation with respect to this Agreement; provided, however, that, except for claims made by Third Parties, any Loss or Losses claimed under and pursuant to this Agreement shall not include any incidental, consequential or special damages, including punitive damages.

                  9.2.1 The Parties agree that in the absence of liability for Seller's Taxes, or Seller's fraud or willful misrepresentation with respect to this Agreement, the Escrow Shares shall provide Buyer's sole recourse against which to recover for Losses hereunder. Losses charged against Escrow Shares shall be recoverable by Buyer by reducing the Escrow Shares by that number of shares of Buyer's Common Stock (forfeited Escrow Shares), which, based on the Share Consideration Price, equal the aggregate dollar amount of such Losses (if prior to the end of the Escrow Period, and provided that the value of the Escrow Shares shall not be reduced below $0.00).

                  9.2.2 Unless claims have been made by Buyer for Losses prior to the end of the Escrow Period (which are solely recoverable hereunder from the Escrow Shares), no Losses shall be satisfied from the Escrow Shares after the Escrow Period has expired. However, after (i) the Escrow Period has expired, or (ii) no further Escrow Shares remain to satisfy any Losses claimed by Buyer, then Buyer shall not initiate or have claims for Losses against Seller except by reason of (x) liability for Seller's Taxes, or (y) any Losses arising from Seller's claim of fraud or willful misrepresentation with respect to this Agreement (other than those that have been previously applied to reduce the Escrow amount) in either of which circumstance, all such Losses shall be recoverable by Buyer from Seller directly up to the value of the Share Consideration.

                  9.2.3 Except as otherwise provided in this Agreement, Seller shall not pay claims for Losses of Buyer from the Escrow unless and until Buyer has made claims for

         Losses that exceed the Allowed Deductible (as defined below). After claims for Losses equal to the Allowed Deductible have been made, then Buyer Losses for the Allowed Deductible and all additional Losses incurred by Buyer shall be satisfied by the Escrow Shares in accordance with the procedures set forth above; provided, however, that individual claims comprising the Allowed Deductible which are made for Losses of less than Five Thousand Dollars ($5,000) in each case (based upon the time that such claims are first brought to Seller's or Buyer's attention), shall not be satisfied from the Escrow Shares until all such Losses total Fifty Thousand Dollars ($50,000), hereafter the "Allowed Deductible." The Allowed Deductible shall be the first Fifty Thousand Dollars ($50,000) of Losses that (i) are submitted by an officer of Buyer in accordance with Section 9.4.1 below, or (ii) were subject to an objection that has been resolved in accordance with
         Section 9.5 below. Third Party expenses such as reasonable attorneys' fees and costs shall be included in Losses that comprise the Allowed Deductible.

                  9.2.4 Effect of Insurance. An Indemnified Party who has a right to make a claim under any policy of insurance with respect to an indemnified claim made by the Indemnified Party shall use commercially reasonable efforts to make such claim on a prompt and competent basis in the manner required by the insurance carrier. The Indemnified Party shall use commercially reasonable efforts to promptly and diligently pursue such claim and cooperate fully with the insurance carrier and the Indemnifying Party in the prosecution of the claim or claims. If an Indemnified Party receives insurance proceeds with respect to Losses for which the Indemnified Party has made an indemnification claim prior to the date on which the Indemnifying Party is required pursuant to this Article 9 to pay such indemnification claim, the indemnification claim shall be reduced by an amount equal to such insurance proceeds received by the Indemnified Party less all reasonable out-of-pocket costs incurred by the Indemnified Party in its pursuit of such insurance proceeds. If such insurance proceeds are received by the Indemnified Party after the date on which the Indemnifying Party is required pursuant to this Article 9 to pay such indemnification claim, the Indemnified Party shall, no later than five (5) days after the receipt of such insurance proceeds, reimburse the Indemnifying Party in an amount equal to such insurance proceeds (but in no event in an amount greater than the Losses theretofore paid to the Indemnified Party by the Indemnifying Party on account of such claims) less all reasonable out-of-pocket costs incurred by the Indemnified Party in obtaining such insurance proceeds. In either case, the Indemnifying Party shall compensate the Indemnified Party for all costs incurred by the Indemnified Party subsequent to either the reduction of any indemnification claim as provided above, or the delivery of any such insurance proceeds to the Indemnifying Party as provided above, as the case may be, as a result of any such insurance, including, but not limited to, retrospective premium adjustments, experience-based premium adjustments (whether retroactive or prospective) and indemnification or surety obligations of the Indemnified Party to any insurer. A claim for such costs shall be made by an Indemnified Party by delivery of a written notice to the Indemnifying Party requesting compensation and specifying this Section 9.2.4 as the basis on which compensation for such costs is sought, and the Indemnifying Party shall pay such costs no later than thirty (30) days after receiving the written notice requesting such compensation. Notwithstanding the foregoing, except to the extent set forth in the first two sentences of this Section 9.2.4, the Indemnified Party is not required to pursue a recovery from an insurer as a precondition to the Indemnifying Party's obligation to pay any indemnification claim as required by this Article
         9. Under no circumstance shall the Indemnifying Party shall be entitled to delay any payment beyond the respective payment dates for any indemnification claims referred to in this Article 9 for the purpose of awaiting receipt of insurance proceeds or credits therefor as provided herein even if the Indemnified Party does not pursue its obligations under the first two sentences of this Section 9.2.4.

                  9.2.5 Effect of Final Closing Net Working Capital Adjustment. Notwithstanding any contrary provision or direction set forth in this Agreement, other than for (i) those Losses set forth in Sections 9.2(d) and 9.2(e) hereof, and (ii) any liabilities of the Business which (x) arose, and were properly accruable under GAAP, prior to and as of the Closing, and (y) are not reflected in the Final Closing Net Working Capital Adjustment, no claims may be made by Buyer, for indemnification or otherwise, with respect to the financial statements of Seller under
         Section 3.15 of this Agreement or with respect to balance sheet accounts that are set forth in the Statement of Closing Net Working Capital that are subject to the Final Closing Net Working Capital Adjustment. The Final Closing Net Working Capital Adjustment rendered under this Agreement shall be conclusive, final and binding on the Parties as to the financial statement accounts set forth therein.

         9.3 Indemnification of Seller. Buyer agrees to defend, indemnify and hold Seller and its shareholders, officers, directors, Employees, agents, representatives and affiliates (collectively, the "Seller Indemnified Parties") harmless from and against any Loss or Losses incurred or sustained by any Seller Indemnified Party, directly or indirectly, as a result of (a) any breach or inaccuracy of a representation or warranty contained in this Agreement or in any certificate, instrument, or other document delivered by Buyer pursuant to this Agreement, (b) any failure by Buyer to perform or comply with any covenant applicable to it contained in this Agreement or the Collateral Agreements, (c) any ongoing operations of the Business after the Closing, and (d) any Assumed Liability that is assumed at and upon the Closing in accordance with Section 1.3.1.

         9.4 Indemnification Procedures.

                  9.4.1 Non-Third Party Claim. If Buyer seeks indemnification under this Article 9, Buyer shall promptly give notice thereof by delivering an Officer's Certificate to Seller. Seller may object to such claim by written notice to Buyer specifying the basis for such objection, within thirty (30) days following Seller's receipt of notice from Buyer regarding such claim. If no objection is made, the Escrow Shares shall be reduced as described above in Section 9.2.3. For the purposes of this Agreement, "Officer's Certificate" shall mean a certificate signed by any officer of Buyer: (a) stating that Buyer has paid, sustained, incurred or properly accrued, or reasonably anticipates that it shall have to pay, sustain, incur or accrue Losses, and (b) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or

         Excluded Liability to which such item is related, including all documentation arising from the foregoing.

                  9.4.2 Third Party Claim. If any of the Buyer Indemnified Parties or the Seller Indemnified Parties intends to seek indemnification pursuant to the provisions of Sections 9.2 or 9.3 hereof (each an "Indemnified Party"), the respective Indemnified Party shall promptly give notice hereunder to the other Party (the "Indemnifying Party") after obtaining written notice of any claim, investigation, or the service of a summons or other initial or continuing legal or administrative process or Proceeding in any action instituted against the Indemnified Party as to which recovery or other action may be sought against the Indemnified Party pursuant to Sections
         9.2 or 9.3 hereof. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim; provided, however, that the Indemnified Party shall not be required to permit such an assumption of the defense of any claim or Proceeding which, if not first paid, discharged or otherwise complied with, would result in a material interruption or disruption of the business of the Indemnified Party, or any material part thereof. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of the Indemnified Party to give such notice (or by delay by the Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been materially prejudiced as a result of the failure to give, or delay in giving, such notice.

                  If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim, investigation or Proceeding shall include taking all steps necessary in the defense or settlement of such claim, investigation or Proceeding and holding the Indemnified Party harmless from and against any and all Losses arising from, in connection with or incident to any settlement approved by the Indemnifying Party or any judgment entered in connection with such claim, investigation or Proceeding (subject to the remaining Allowed Deductible, if any, which shall be paid by Buyer, and indemnification limits set forth in this Agreement), except where, and only to the extent that, the Indemnifying Party has been prejudiced by the actions or omissions of the Indemnified Party. Notwithstanding the foregoing, the assumption of the defense of any claim, investigation or Proceeding by the Indemnifying Party shall not constitute an admission of responsibility to indemnify or in any manner impair or restrict the Indemnifying Party's rights to later seek to be reimbursed its costs and expenses if indemnification under this Agreement with respect to
         such  claim,   investigation  or  Proceeding  was  not  required.   The
         Indemnifying Party shall not, in the defense of such claim or any Proceeding resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned) or enter into any settlement (except with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned) unless (i) there is no finding or admission of any violation of Applicable Law and no material effect on any claims that could reasonably be expected to be made against the Indemnified Party,
         (ii) the sole relief provided is monetary damages that are paid in full for Losses (subject to the remaining Allowed Deductible, if any, which will be paid by Buyer, but which payment does not exceed the indemnification limits set forth in this Agreement), and (iii) the settlement shall include the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect to such claim or litigation.

                  If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the Indemnified Party shall be entitled to participate in the defense of the claim, but solely by observation and comment to the Indemnifying Party, and the counsel selected by the Indemnified Party shall not appear on its behalf in any Proceeding arising hereunder. The Indemnified Party shall bear the fees and expenses of any additional counsel retained by it to participate in its defense unless any of the following shall apply: (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party, or (ii) the Indemnifying Party's legal counsel shall advise the Indemnifying Party in writing, with a copy to the Indemnified Party, that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel. If clause (i) or (ii) in the immediately preceding sentence is applicable, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party to represent the Indemnified Party and such Indemnified Party's counsel may appear on its behalf in any Proceeding, notwithstanding the first sentence of this paragraph. In no event, however, shall the Indemnifying Party be obligated to pay the costs and expenses of more than one such separate counsel for any one complaint, claim, action or Proceeding in any one jurisdiction.

                  If the Indemnifying Party does not assume the defense of any such claim by a Third Party or litigation resulting therefrom after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it reasonably deems appropriate. The Indemnified Party may not settle such claim or litigation without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                  Each Party shall cooperate in good faith and in all respects with each Indemnifying Party and its representatives (including without limitation its counsel) in the investigation, negotiation, settlement, trial and/or defense of any Proceedings (and any appeal arising therefrom) or any claim. The Parties shall cooperate with each other in any notifications to and information requests of any insurers. No individual representative of any Person, or their respective Affiliates, shall be personally liable for any Loss or Losses under this Agreement, except as specifically agreed to by said individual representative.

         9.5 Resolution of Article 9 Conflicts; Arbitration.

                  9.5.1 If Seller shall object in writing to any claim or claims made in any Officer's Certificate to recover Losses within thirty (30) days after delivery of such Officer's Certificate, Seller and Buyer shall attempt in good faith to agree upon the rights of the respective Parties with respect to each of such claims. If Seller and Buyer so agree, a memorandum setting forth such agreement shall be prepared and signed by both Parties.

                  9.5.2 If no such agreement can be reached after good faith negotiation within sixty (60) days after delivery of the respective Officer's Certificate, Buyer or Seller may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a Third Party, in which event arbitration shall not be commenced until such amount is ascertained or both Parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator agreeable to Buyer and Seller. If, within thirty (30) days after submission of any dispute to arbitration, Buyer and Seller cannot agree on one arbitrator, then the American Arbitration Association shall select an arbitrator pursuant to its rules; such arbitrator shall have not less than ten years experience in arbitrating like kind commercial disputes.

                  9.5.3 Any such arbitration shall be held in Seattle, Washington, under the rules then in effect of the American Arbitration Association. The arbitrator shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each Party, the fees of the arbitrator and the administrative fee of the American Arbitration Association. Other than an exchange of documents and the right of each Party to make one interrogatory request, no discovery shall be permitted in the arbitration. The maximum number of hearing days by the arbitrator shall not exceed five (5) or such other period of time reasonably determined by the arbitrator to be required. The arbitrator shall issue a decision with the findings of fact and reasoning for such decision and the award within thirty (30) days of the last hearing date. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be final, binding and conclusive upon the Parties. Within thirty (30) days of a decision of the arbitrator requiring payment by one Party to another, such Party shall make the payment to such other Party. Any payments required to be made by Seller to Buyer shall be made from the Escrow Shares, except as otherwise provided hereunder.

                  9.5.4 Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction and shall be specifically enforceable.

                  9.5.5 The provisions of this Section 9.5 shall: (i) not be applicable either to (x) any disputes arising under the provisions of
         Section 2.2 of this Agreement, or (y) any action taken pursuant to Sections 11.8 or 11.9 of this Agreement, and (ii) apply solely to disputes concerning Losses which are to be subject to the Escrow.


                                   ARTICLE 10

                        TERMINATION, AMENDMENT AND WAIVER

         10.1 Termination. Except as provided in Section 10.2 below, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                  10.1.1 by the written agreement of the Parties;

                  10.1.2 by either Buyer or Seller, if the Closing has not occurred by June 30, 2004; provided, however, that the right to terminate this Agreement under this

         Section 10.1.2 shall not be available to any Party whose willful failure to fulfill any obligation under this Agreement or other breach of this Agreement has been the proximate cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  10.1.3 by Buyer, if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and (i) Seller is not using its commercially reasonable efforts to cure such breach, or has not cured such breach within 15 days, after notice of such breach has been given by Buyer to Seller in accordance with Section 11.1 (provided, however, that, no cure period shall be required for any such breach which by its nature cannot be cured), and (ii) as a result of such breach, one or more of the conditions set forth in Article 8 cannot be satisfied at or prior to the Closing;

                  10.1.4 by Seller, if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and: (i) Buyer is not using its commercially reasonable efforts to cure such breach, or has not cured such breach within 15 days, after notice of such breach has been given by Seller to Buyer in accordance with Section 11.1 (provided, however, that, no cure period shall be required for any such breach which by its nature cannot be cured), and (ii) as a result of such breach, one or more of the conditions set forth in Article 7 cannot be satisfied at or prior to the Closing;

                  10.1.5 by Buyer, if there shall have occurred any event or there shall exist any condition or circumstance of any character with respect to Seller that has had a Material Adverse Effect;

                  10.1.6 by Seller, if there shall have occurred any event or there shall exist any condition or circumstance of any character with respect to Buyer that has had or is reasonably likely to have a Material Adverse Effect;

                  10.1.7 by Buyer or Seller if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree, judgment, Injunction or similar ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

                  10.1.8 by Buyer, if as of the Closing Date the Estimated Closing Net Working Capital as set forth in the Statement of Estimated Closing Net Working Capital described in Section 2.2.1 hereof is less than Six Hundred Fifty Thousand Dollars ($650,000);

                  10.1.9 by Buyer or Seller pursuant to Section 6.5.5 above (subject, in all cases, to Section 10.2); or

                  10.1.10 by either Buyer or Seller, as a recipient of a Supplement pursuant to the termination right set forth in and pursuant to the provisions of Section 11.16 hereof.

         10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party hereto or its affiliates, officers, directors, stockholders or shareholders, as the case may be; provided, that each Party shall remain liable for any of its respective breaches of this Agreement prior to its termination; provided, further that if the termination results from the provisions of Section 10.1.9, then Section 6.5.5 shall prevail as to Seller's liability to Buyer); and still provided further, that the provisions of Section 6.4 above (Confidentiality),
Section 6.7 above (Public  Disclosure),  Article 11 below (General  Provisions),
Article 12 below (Definitions) and Section 10.2 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.


                                   ARTICLE 11

                               GENERAL PROVISIONS

         11.1 Notices. All notices or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed duly given (i) upon receipt delivered personally to the recipient, or (ii) one (1) business day after being sent to the recipient by overnight delivery via a national commercial delivery service (charges prepaid), or (iii) upon receipt after being mailed by certified or registered mail (postage prepaid and return receipt requested), or (iv) one (1) business day after being sent to the recipient by facsimile (with acknowledgment of complete transmission) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice). No facsimile transmission shall be effective as aforesaid absent such notice being sent by one of the other aforementioned methods in clauses (i)-(iii) immediately above. A Party may subsequently change the address and addressee of any notice by giving a notice in the manner described.

         If to Buyer:            Focus Enhancements, Inc.
                                 1370 Dell Avenue
                                 Campbell, California  95008
                                 Attn:  Gary Williams as Chief Financial Officer
                                 Telephone No.:  (408) 866-8300
                                 Facsimile No.:  (408) 866-4859

         with a copy to:         Manatt, Phelps & Phillips, LLP
                                 1001 Page Mill Road, Bldg. # 2
                                 Palo Alto, California  94304
                                 Attn:  Jerrold F. Petruzzelli, Esq.
                                 Telephone No.:  (650) 812-1300
                                 Facsimile No.:  (650) 213-0260

         If to Seller:           Visual Circuits Corporation
                                 5155 East River Road, Suite 401
                                 Minneapolis, Minnesota  55421
                                 Attn:  David H. Parish
                                 Telephone No.:  (763) 571-7588
                                 Facsimile No.:  (763) 571-7688

         with a copy to:         Briggs and Morgan, P.A.
                                 2200 IDS Center
                                 80 South Eighth Street
                                 Minneapolis, Minnesota  55482
                                 Attn:  Michael J. Grimes, Esq.
                                 Telephone No.:  (612) 977-8492
                                 Facsimile No.:  (612) 977-8650

         11.2 Expenses. Buyer and Seller shall each bear their own respective expenses incurred in connection with the preparation and negotiation of this Agreement and the Collateral Agreements including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of Third Parties involving the negotiation and effectuation of the terms and conditions of this Agreement, the Collateral Agreements and the transactions contemplated hereby and thereby.

         11.3 Entire Agreement. This Agreement, the Exhibits to this Agreement, the Collateral Agreements, the Schedules, the Seller Disclosure Letter and the Disclosure Schedules thereto, the Schedule of Exceptions, the Amended Non-Disclosure Agreement, the Non-Disclosure Agreement Amendment, and the documents and instruments and other agreements among the Parties referenced in this Agreement constitute the entire agreement among the Parties with respect to its subject matter and supersede, merge and void all prior agreements and understandings both written and oral, among the Parties with respect to such subject matter.

         11.4 Severability. If any provision of this Agreement or the application of such provision, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as to effect the intent of the Parties to the maximum extent possible. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         11.5 Other Remedies. Except as set forth in and limited by the terms of this Agreement, any and all remedies in this Agreement expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy under this Agreement. No Party or other beneficiary of this Agreement shall have or exercise any remedies that are not specifically granted or authorized pursuant to this Agreement.

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

         11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Except for actions arising under Sections 2.2, 9.5, 11.8 and 11.9 of this Agreement, any disputes arising under this Agreement shall be venued in, and the Parties hereby irrevocably submit to the exclusive jurisdiction of, the state and federal courts located in Santa Clara County, California for any and all judicial Proceedings arising under or relating to this Agreement.

         11.7 Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than (i) the Parties to this Agreement and their respective successors and permitted assigns, and (ii) the Persons that have the right to be indemnified hereunder pursuant to the provisions of Sections 9.2 and 9.3 of this Agreement.

         11.8 Equitable Remedies. The Parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement is or are not performed in accordance with their specific terms or are otherwise breached, and any Party shall be entitled to seek an Injunction or Injunctions to prevent breaches of this Agreement and to seek specific performance to enforce the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled under this Agreement.

         11.9 Arbitration. Except for any claim or dispute arising under the provisions of (i) Section 2.2 with respect to an Accounting Arbitrator, (ii)
Article 9, and/or (iii) Section 11.8 hereof, any dispute between the Parties which cannot otherwise be resolved, shall be submitted by Buyer or Seller to arbitration before a single mutually acceptable arbitrator. If, within thirty
(30) days after submission of any dispute to arbitration, the Parties cannot agree on one arbitrator, then the American Arbitration Association shall select an arbitrator pursuant to its commercial rules and which arbitrator shall have not less than ten years experience in arbitrating like kind commercial disputes. Any such arbitration shall be held in Seattle, Washington under the rules then in effect of the American Arbitration Association. The arbitrator shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each Party, the fees of the arbitrator and the administrative fee of the American Arbitration Association. Other than an exchange of documents and the right of each Party to make one interrogatory request, no discovery shall be permitted in the arbitration, and the maximum number of hearing days shall not exceed five (5). The arbitrator shall issue a decision with the findings of fact and reasoning for such decision and the award, judgment, decree or order awarded by the arbitrator within thirty
(30) days of the last hearing date. The decision of the arbitrator shall be final, binding and conclusive upon the Parties. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction and shall be specifically enforceable.

         11.10 Counterparts and Facsimile/Electronic Signature. This Agreement may be executed in one or more facsimiles, counterparts or electronic signature counterparts of any form, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts, facsimiles or electronic signatures have been executed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart, facsimile or form of electronic signature.

         11.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but except as hereinafter provided in this Section, nothing in this Agreement is to be construed as an authorization or right of any Party to assign its rights and delegate its duties under this Agreement without the prior written consent of the other Parties hereto. In its sole discretion Buyer may assign its rights in and delegate its duties under this Agreement and the transactions contemplated hereby to an Affiliate of Buyer. In the event of such an assignment of rights and delegation of duties, all references to Buyer, as applicable, to the assignment in this Agreement or any other transaction document affected shall also be deemed to be references to the Person to which this Agreement is assigned; provided, that no such assignment and delegation shall relieve Buyer of its (i) obligation to issue the Share Consideration, and
(ii) other duties or obligations hereunder. In its sole discretion, after the Closing, Seller may assign its rights in and delegate its duties under this Agreement, the Collateral Agreements and any other documents and instruments arising from the transactions contemplated hereby to a successor Person, including a trust for the benefit of the shareholders of Seller, it being understood that Seller has adopted a plan of dissolution and liquidation in connection with this Agreement and will dissolve and liquidate within a twelve
(12) month period as required by Code Section 368(a)(1)(C). In the event of such an assignment of rights and delegation of duties, all references to Seller, as applicable, to the assignment of this Agreement or any other transaction document affected shall also be deemed to be references to the Person to which this Agreement is assigned.

         11.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The words "including," "include" or "includes" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         11.13 Waiver. The terms, conditions, warranties, representations and indemnities contained in this Agreement, including the documents, instruments and agreements executed and delivered by the Parties pursuant hereto, may be waived only by a written instrument executed by the Party waiving compliance. Any such waiver shall only be effective in the specific instance and for the specific purpose for which it was given, unless it so provides otherwise by its terms, and shall not be deemed a waiver of any other provision hereof or of the same breach or default upon any recurrence thereof. A Party's failure to exercise or delay the exercise of any right hereunder shall not operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         11.14 Headings. The headings of the articles, sections and subsections of this Agreement are intended for the convenience of the Parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof. The terms "this Agreement," "hereof," "herein," "hereunder," "hereto" and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other portion hereof and include the Schedules, Disclosure Schedules, Exhibits and Collateral Agreements hereto and any document, instrument or agreement executed and/or delivered by the Parties pursuant hereto.

         11.15 Amendments. No purported amendment or modification of any provision of this Agreement or any of the documents, instruments or agreements to be executed by the Parties pursuant hereto shall be effective unless in a writing specifically referring to this Agreement and signed by all of the Parties hereto.

         11.16 Supplementation of Disclosure Schedules. Seller and Buyer may each respectively elect to deliver prior to or at the Closing a Supplement (a "Supplement") to one or more of the Disclosure Schedules or the Schedule of Exceptions previously delivered to the other in accordance with the procedures set forth in this Section 11.16 as follows:

                  11.16.1 Any and all Supplements must be in writing and must be delivered to the other Party as soon as practicable, but, to be effective, in no event later than two (2) business days prior to the Closing Date. The other Party shall be given the opportunity during the two (2) business day period following the delivery of the proposed Supplement to consider the Supplement. If the recipient Party does not object to the contents of the Supplement within such two (2) business day period, the Disclosure Schedule in question shall be deemed amended as of the date of this Agreement by the Supplement. If the recipient objects to a proposed Supplement, the sole remedy of such objecting Party shall be termination of this Agreement in accordance with the provisions of Section 10.1.10; provided, however, that such termination right shall only be available if the matter(s) disclosed in the Supplement could reasonably be determined to have a Material Adverse Effect with respect to the disclosing Party (and, if the foregoing prevents a termination due to the determination that the matter(s) disclosed in the Supplement could not reasonably be determined to have a Material Adverse Effect with respect to the disclosing Party, the Disclosure Schedule or Schedule of Exceptions in question shall be deemed amended, as described above, and, provided, further, the right of a Party to provide a Supplement shall only be available if (i) the Supplement was prepared in connection with or was made necessary by a change in circumstance of which the Party proposing the Supplement was unaware at the date of this Agreement, or (ii) the omission from the original Disclosure Schedule was ministerial in nature and the Supplement is not material to the disclosing Party; and

                  11.16.2 Any and all Supplements not delivered at least two (2) business days prior to the Closing Date will not be deemed to (i) be subject to the foregoing provisions of this Section 11.16, or (ii) amend any Disclosure Schedule or Schedule of Exceptions unless the recipient provides its written consent to the Supplement.

                                   ARTICLE 12

                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified:

         "Accounting Arbitrator" has the meaning set forth in Section 2.2.3.2 of this Agreement.

         "Acquired Assets" has the meaning set forth in Section 1.1 of this Agreement.

         "Acquired Current Assets" has the meaning set forth in Section 1.1.4 of this Agreement.

         "Acquisition Proposal" has the meaning set forth in Section 6.5 of this Agreement.

         "Agreement" has the meaning set forth in the Preamble to this Agreement.

         "Allowed Deductible" has the meaning set forth in Section 9.2.3 of this Agreement.

         "Amended Non-Disclosure Agreement" has the meaning set forth in Section
6.1.1 of this Agreement.

         "Applicable Law" or "Applicable Laws" means any and all laws (including Environmental Laws), ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, requirements and Injunctions adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over a specified Person or any of such Person's properties or assets.

         "Assigned  Contracts"  has the meaning set forth in Sections  1.1.6 and
1.1.9 of this Agreement.

         "Assumed  Current  Liabilities"  has the  meaning  set forth in Section
1.3.1 of this Agreement.

         "Assumed Liabilities" has the meaning set forth in Section 1.3.1 of this Agreement.

         "Balance Sheet Date" has the meaning set forth in Section 3.15 of this Agreement.

         "Benefits Liabilities" means any and all claims, debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising, including all costs and expenses relating thereto arising under law, rule, regulation, permits, action or Proceeding before any governmental entity, order or consent decree or any award of any arbitrator of any kind relating to any Seller Plan (as defined below), employee program or employee policy (whether written or otherwise), any employment agreement (whether written or otherwise).

         "Business" has the meaning set forth in Section 1.1 of this Agreement.

         "Buyer" has the meaning set forth in the Preamble to this Agreement.

         "Buyer Financial Statements" has the meaning set forth in Section 4.10 of this Agreement.

         "Buyer Indemnified Parties" has the meaning set forth in Section 9.2 of this Agreement.

         "Buyer SEC Documents" has the meaning set forth in Section 4.10 of this Agreement.

         "Buyer's Common Stock" shall mean the common stock of Buyer, $0.01 par value, 100,000,000 (one hundred million) shares of which are authorized on the date hereof.

         "COBRA" has the meaning set forth in Section 6.8.3 of this Agreement.

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

         "Calculated Share  Consideration"  has the meaning set forth in Section
2.1 of this Agreement.

         "Closing" has the meaning set forth in Section 2.3 of this Agreement.

         "Closing Cash" has the meaning set forth in Section 2.2.2 of this Agreement.

         "Closing Cash Adjustment" has the meaning set forth in Section 2.2.2 of this Agreement.

         "Closing Date" has the meaning set forth in Section 2.3 of this Agreement.

         "Closing Net Working Capital" means the difference between the Closing Date current assets and the Closing Date current liabilities as calculated and to be set forth in the column labeled "Estimated/Closing Net Working Capital" as described by example on Schedule 2.2.1 to this Agreement. Any calculation of Estimated Closing Net Working Capital and Closing Net Working Capital shall be made in the form of, and in accordance with the directives and principles set forth in, such Schedule 2.2.1.

         "Closing Shares" has the meaning set forth in Section 2.1.3.1 of this Agreement.

         "Code" has the meaning set forth in the Recitals to this Agreement.

         "Collateral Agreements" has the meaning set forth in Section 2.3.1.3 of this Agreement.

         "Company" has the meaning set forth in the Preamble to this Agreement.

         "Current Liabilities" has the meaning set forth in Section 1.3.1 of this Agreement.

         "ERISA" has the meaning set forth in Section 3.9.2 of this Agreement.

         "ERISA Affiliate" has the meaning set forth in Section 3.9.2 of this Agreement.

         "Employee" means any current or former or retired employee of Seller or any subsidiary of Seller.

         "Employment Agreements" has the meaning set forth in the Recitals to this Agreement.

         "Escrow" has the meaning set forth in Section 2.1.3.2 of this Agreement.

         "Escrow Agent" has the meaning set forth in Section 2.1.3.2 of this Agreement.

         "Escrow Agreement" has the meaning set forth in Section 2.1.3.2 of this Agreement.

         "Escrow Period" has the meaning set forth in Section 2.1.3.2 of this Agreement.

         "Escrow Shares" has the meaning set forth in Section 2.1.3.2 of this Agreement.

         "Estimated Closing Cash" has the meaning set forth in Section 2.2.2 of this Agreement.

         "Estimated  Closing Net Working  Capital"  has the meaning set forth in
Section 2.2.1 of this Agreement.

         "Estimated Closing Net Working Capital Adjustment" has the meaning set forth in Section 2.2.1 of this Agreement.

         "Exchange Act" has the meaning set forth in Section 4.6 of this Agreement.

         "Excluded Assets" has the meaning set forth in Section 1.2 of this Agreement.

         "Excluded Current Assets" has the meaning set forth in Section 1.2.4 of this Agreement.

         "Excluded  Current  Liabilities"  has the  meaning set forth in Section
1.3.2 of this Agreement.

         "Excluded Liabilities" has the meaning set forth in Section 1.3.2 of this Agreement.

         "Executive Confidentiality/Invention Agreements" has the meaning set forth in the Recitals to this Agreement.

         "Final Closing Cash" has the meaning set forth in Section 2.2.3.3(ii) of this Agreement.

         "Final  Closing  Net  Working  Capital"  has the  meaning  set forth in
Section 2.2.3.3(i) of this Agreement.

         "Final Closing Net Working Capital Adjustment" has the meaning set forth in Section 2.2.3.3 of this Agreement.

         "GAAP" has the meaning set forth in Section 3.15 of this Agreement.

         "Governmental Body" means any:

                  (i) nation, state, county, city, town, village, district or other jurisdiction of any nature;

                  (ii) federal, state, local, municipal, foreign or other government;

                  (iii) governmental or quasi governmental authority of any nature (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal);

                  (iv) multinational organization or body; and/or

                  (v) body  exercising,  or entitled or  purporting to exercise,
         any   administrative,   executive,   judicial,   legislative,   police,
         regulatory or taxing authority or power of any nature.

         "Injunctions" means any and all writs, rulings, awards, directives, injunctions (whether temporary, preliminary or permanent), judgments, decrees or orders (whether executive, judicial or otherwise) adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body.

         "Indemnified Party" shall have the meaning set forth in Section 9.4.2 of this Agreement.

         "Indemnifying Party" shall have the meaning set forth in Section 9.4.2 of this Agreement. "Intellectual Property Rights" has the meaning set forth in
Section 3.5.1 of this Agreement.

         "Key Employees" or "Key Employee" has the meaning set forth in the Recitals to this Agreement.

         "Knowledge" means, with respect to an individual who is a natural being, an individual's actual knowledge (following due inquiry and investigation) of a fact or matter. With respect to an entity that is a Party to this Agreement, "Knowledge" shall be solely attributed to the knowledge of an officer, director or management employee of such Party, and as applicable to the context used in this Agreement.

         "Loss" or "Losses" has the meaning set forth in Section 9.2 of this Agreement.

         "Material  Adverse  Effect" or  "Material  Adverse  Change"  means,  in connection with any Person, any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, Acquired Assets, liabilities, revenues, income, business, operations, or results of operations taken as a whole; provided, however, that in no event shall any of the following constitute a material adverse change, or be deemed to have a material adverse effect in the condition (financial or otherwise), properties, assets, liabilities, revenues, income, business, operations, or results of operations of any such Person or such Person's business: (i) any change or effect of the continuing losses being incurred or to be incurred by the Company or Buyer between the date hereof and the Closing which arise from the operation of its respective business in the ordinary course, (ii) any change or effect resulting from conditions affecting the industry in which the Company or Buyer respectively operates or from changes in general business or economic conditions, (iii) any change or effect resulting from the announcement or pendency of any of the transactions contemplated by this Agreement, (iv) any change or effect resulting from compliance by the Company or Buyer or their respective shareholders with the terms of, or the taking of any action contemplated or permitted by, this Agreement or any of the Collateral Agreements, or (v) any change or effect resulting from any change in Applicable Law.

         "Minnesota Facility" has the meaning set forth in Section 1.3.1 of this Agreement.

         "Non-Competition Agreements" has the meaning set forth in the Recitals to this Agreement.

         "Non-Disclosure  Agreement  Amendment"  has the  meaning  set  forth in
Section 6.1.1 of this Agreement.

         "Officer's Certificate" has the meaning set forth in Section 9.4.1 of this Agreement.

         "Ordinary  Course of  Business"  has the  meaning  set forth in Section
6.2.1 of this Agreement.

         "Party" or "Parties" has the meaning set forth in the Preamble to this Agreement.

         "Person" means any individual, corporation (including any non profit corporation), general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

         "Pre-Closing Tax Period" has the meaning set forth in Section 1.2.8 of this Agreement.

         "Price Amount" has the meaning set forth in Section 2.1 of this Agreement.

         "Proceeding(s)" means any suit, litigation, arbitration, hearing, audit, investigation or other action (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Products" has the meaning set forth in Section 1.1.1 of this Agreement.

         "Proxy Statement" has the meaning set forth in Section 3.21 of this Agreement.

         "Proxy Statement/Prospectus" has the meaning set forth in Section 3.21 of this Agreement.

         "Registered Intellectual Property" has the meaning set forth in Section
3.5.2 of this Agreement.

         "Returns" has the meaning set forth in Section 3.8.1 of this Agreement.

         "S-4" has the meaning set forth in Section 3.21 of this Agreement.

         "SEC" has the meaning set forth in Section 4.6 of this Agreement.

         "Sales Returns" means goods sold by Seller prior to the Closing that are returned in accordance with Seller's product return policy and which are accepted as a return by Buyer in the

Ordinary Course of Business, the amount of which shall be computed as the difference between the amount of (i) the credit to the applicable account receivable or cash paid by Buyer for the sales return, and/or discount(s) given on account of the sales return, and (ii) the inventory carry-value of the returned product.

         "Securities Act" has the meaning set forth in Section 3.21 of this Agreement.

         "Seller" has the meaning set forth in the Preamble to this Agreement.

         "Seller Confidentiality Agreement" has the meaning set forth in Section
6.8.6 of this Agreement.

         "Seller Disclosure Letter" means the document that contains the Disclosure Schedules to this Agreement which modify the representations and warranties hereof, and each of which is an essential term of this Agreement and is incorporated by reference herein.

         "Seller Indemnified Parties" has the meaning set forth in Section 9.3 of this Agreement.

         "Seller Plan" means any employee benefit plan under ERISA as defined in
Section 3.9.2.

         "Seller's Plan of Liquidation and Dissolution" has the meaning set forth in the Recitals to this Agreement.

         "Seller's Reorganization Expenses" means the amount of professional fees (for legal, accounting, tax, financial advisory and similar services) paid by Seller in connection with the transactions contemplated by this Agreement prior to the Closing.

         "Seller's Taxes" has the meaning set forth in Section 1.3.2 of this Agreement.

         "Share Consideration" has the meaning set forth in Section 2.1 of this Agreement.

         "Share Consideration Price" has the meaning set forth in Section 2.1.2 of this Agreement.

         "Stated Share Consideration" has the meaning set forth in Section 2.1 of this Agreement.

         "Statement  of  Closing  Cash" has the  meaning  set  forth in  Section
2.2.3.1 of this Agreement.

         "Statement of Closing Net Working Capital" has the meaning set forth in
Section 2.2.3.1 of this Agreement.

         "Statement  of  Estimated  Closing  Cash" has the  meaning set forth in
Section 2.2.2 of this Agreement.

         "Statement of Estimated Closing Net Working Capital" has the meaning set forth in Section 2.2.1 of this Agreement.

         "Subject Company Shareholders" means the following  stockholders of the
Company: Roger Lucas, Michael Wright, Mark Robinow, David Parish and Daniel Sullivan.

         "Superior Proposal" has the meaning set forth in Section 6.5.4 of this Agreement.

         "Supplement" has the meaning set forth in Section 11.16 of this Agreement.

         "Target  Closing  Net  Working  Capital"  has the  meaning set forth in
Section 2.2.1 of this Agreement.

         "Tax" or, collectively, "Taxes," means any and all taxes, assessments and other governmental charges, duties, impositions and liabilities imposed by any Governmental Body, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

         "Technical Employee Offer Letter(s)" has the meaning set forth in the Recitals to this Agreement.

         "Technical Transferred Employees" means Peter Gaard, Neil Kulevsky, Terry Mallberg and Brian Rhodes.

         "Technology" has the meaning set forth in Section 1.1.1 of this Agreement.

         "Third Party" or "Third Parties" shall mean any Person who is not (x) a Party to this Agreement, or (y) an Indemnified Party pursuant to Section(s) 9.2 and/or 9.3 of this Agreement.

         "Transferred Copyright" or "Transferred Copyrights" has the meaning set forth in Section 1.1.2 of this Agreement.

         "Transferred Domain Names" has the meaning set forth in Section 1.1.2 of this Agreement.

         "Transferred Employees" has the meaning set forth in Section 6.8.1 of this Agreement.

         "Transferred  Insurance  Policies" has the meaning set forth in Section
1.1.10 of this Agreement.

         "Transferred  Intellectual  Property"  has the  meaning  set  forth  in
Section 1.1.2 of this Agreement.

         "Transferred Patents" has the meaning set forth in Section 1.1.2 of this Agreement.

         "Transferred Trademarks" has the meaning set forth in Section 1.1.2 of this Agreement.

         "Voting and Proxy Agreement(s)" has the meaning set forth in the Recitals to this Agreement.

         "Warranty Claims" means valid claims properly made under Seller's product warranty for products sold by Seller prior to the Closing. Warranty work under and for such warranty shall be computed at the actual cost to Buyer, without mark-up, to honor the warranty obligation in the Ordinary Course of Business.


                            [SIGNATURE PAGE FOLLOWS]


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

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.


                                     BUYER:

                                     FOCUS ENHANCEMENTS, INC.
                                     a Delaware corporation


                                     By: /s/ Brett Moyer
                                         ---------------------------
                                         Brett Moyer
                                         President and Chief Executive Officer


                                     SELLER:

                                     VISUAL CIRCUITS CORPORATION
                                     a Minnesota corporation


                                     By: /s/ David Parish
                                         ---------------------------
                                         David H. Parish
                                         Chief Executive Officer